Canary XRP ETF S-1/A

Exhibit 10.3

BITGO

CUSTODIAL SERVICES AGREEMENT

This BitGo Custodial Services Agreement (this “Agreement”) is made as of the Effective Date by and between:

	Canary Capital LLC	(“CLIENT”)

a	Delaware	LLC

and Custodian. This Agreement governs Client’s use of the Services (as defined below) provided or made available by Custodian to Client.

Definitions. Capitalized terms not defined elsewhere in this Agreement shall have the meaning set forth below:

a)	“Agreement” means this BitGo Custodial Services Agreement, as it may be amended from time to time, and includes all schedules and exhibits to this BitGo Custodial Services Agreement, as they may be amended from time to time.

b)	“Applicable Law” means any applicable statute, rule, regulation, regulatory guideline, order, law, ordinance, or code; the common law and laws of equity; any binding court order, judgment, or decree; any applicable industry code, rule, guideline, policy, or standard enforceable by law (including as a result of participation in a self-regulatory organization); and any official interpretations of any of the foregoing.

c)	“Assets” means, as applicable, Digital Assets and/or Fiat Currency.

d)	“Authorized Persons” means any person authorized by Client or a person reasonably believed by Custodian to be authorized by Client to act on behalf of Client (e.g., viewer, admin, enterprise owner, viewer with additional video rights, etc.).

e)	“Bank” means either (a) a U.S. banking institution insured by the Federal Deposit Insurance Corporation (FDIC) or (b) an organization that is organized under the laws of a foreign country, or a territory of the United States that is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or the country in which its principal banking operations are located.

f)	“Client Security Codes” means IDs, credentials, passwords, login information, hints, personal identification numbers, non-custodial wallet keys (other than Client Keys), yubikeys, 2-factor authentication devices or backups, or any other codes that Client uses to access the Services.

g)	“Company Site” means https://www.bitgo.com/.

h)	“Custodian” means BitGo Trust Company, Inc., a South Dakota trust company duly organized and chartered under § 51A-6A-1(12A) of the South Dakota Banking Law and licensed to act as custodian of Client’s Assets on Client’s behalf.

i)	“Digital Assets” means digital assets, virtual currencies, tokens, or coins held for Client under the terms of this Agreement.

j)	“Effective Date” means the last signature below unless otherwise specified in this Agreement.

k)	“Fee Schedule” means the fees associated with the Services set forth in Schedule A to this Agreement.

l)	“Fiat Currency” means certain supported fiat currencies, such as U.S. Dollars.

m)	“Instructions” means instructions given by Client or Client’s Authorized Persons.

n)	“Losses” means, collectively, liabilities, damages, losses, costs, and expenses, including reasonable attorneys’ fees and costs.

o)	“Services” means, collectively, all the services that Client receives from Custodian and its affiliates, including, Custodial Services, Wallet Services, and Settlement Services, as applicable.

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p)	“UI” means the web user interface available to Client through the Company Site that allows Client to access certain Services.

1.  SERVICES.

1.1.         Authorization. Client authorizes, approves, and directs Custodian to establish and maintain one or more custody accounts on its books (each a “Custodial Account”), pursuant to the terms of this Agreement, for the receipt, safekeeping, and maintenance of Client’s Assets (“Custodial Services”).

1.2.         Custody Transactions. The Custodial Services allow Client to deposit Assets to Client’s Custodial Account and to withdraw Assets from Client’s Custodial Account to an external location, in each case, pursuant to Instructions provided through the UI (each of such transactions is a “Custody Transaction”) and consistent with the provisions set forth in Section 2. Custodian reserves the right to refuse to process or to cancel any pending Custody Transaction: (a) as required by Applicable Law; (b) to enforce a transaction, threshold, and condition limits; or (c) if Custodian reasonably believes that the Custody Transaction may violate or facilitate the violation of any Applicable Law. Custodian cannot reverse a Custody Transaction which has been broadcast to a Digital Asset network.

1.3.         Third-Party Payments. The Custodial Services are not intended to facilitate third-party payments of any kind. As such, Custodian has no control over, or liability for, the delivery, quality, safety, legality, or any other aspect of any goods or services that Client may purchase from a third party (including other users of Custodial Services) using Assets in Client’s Custodial Account.

1.4.         Clearing and Settlement Services. Custodian may offer clearing and settlement services (the “Settlement Services”) that facilitate the settlement of transactions of supported Assets between Client and Client’s trade counterparty that also has a Custodial Account with Custodian (“Settlement Partner”) pursuant to the operational terms set forth in Section 2.10.

1.5.         Wallet Software and Non-Custodial Wallet Service.

(a)  Custodian also provides Client with the option to create non-custodial wallets that support certain Digital Assets (“Wallet Services”). Wallet Services are provided by BitGo, Inc., an affiliate of Custodian (“BitGo Inc”). Wallet Services provide access to wallets where BitGo Inc holds a minority of the keys, and Client is responsible for holding a majority of the keys (“Client Keys”).

(b)  The Wallet Services do not send or receive Digital Assets or Fiat Currency. The Wallet Services enable Client to interface with virtual currency networks to view and transmit information about a public cryptographic key commonly referred to as a blockchain address. As further set forth in Section 3.4, Client assumes all responsibility and liability for securing the Client Keys. Further, Client assumes all responsibility and liability for creation, storage, and maintenance of any backup keys associated with accounts created using the Wallet Services.

(c)  Client’s use of the Wallet Services is subject to the terms available at https://www.bitgo.com/legal/services-agreement/ and https://www.bitgo.com/legal/bitgo-terms-of-use/ as may be amended from time to time in Custodian’s sole discretion (the “Online Terms”). In the event of a conflict between the Online Terms and the terms of this Agreement, the terms of this Agreement shall control.

1.6.         API Access and Developer Application.

(a)  Services, BitGo Inc’s application programming interfaces (“APIs”), and BitGo Inc’s software development kits (“SDK”) can be accessed through the Company Site. Client may elect to use the APIs either directly or indirectly within an independently developed application controlled by Client (“Developer Application”) pursuant to the terms set forth in this Section 1.6.

(b)  Services provided through the APIs, either alone or with a Developer Application are subject to usage limits and the terms and conditions set forth on the Online Terms. In the event of a conflict between the Online Terms and the terms of this Agreement, the terms of this Agreement shall control. If Client exceeds a usage limit, Custodian may provide assistance to seek to reduce Client’s usage so that it conforms to the applicable usage limit. If Client is unable or unwilling to abide by the usage limits, Client will order additional quantities of the applicable Services promptly upon request or pay Custodian’s invoices for excess usage.

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(c)  Subject to Custodian’s acceptance of Client as a developer, and subject to Client’s performance of its obligations under this Agreement and any other executed agreements with Custodian’s affiliates, Custodian, on behalf of itself and its affiliates, grants Client a non-assignable, non-transferrable, revocable, personal, and non-exclusive license under applicable intellectual property rights to use and reproduce the SDK for use with the Developer Application. Client agrees that all end customers of any Developer Application will be subject to the same use restrictions that bind Client under this Agreement including the restrictions set forth in Section 3.4. Client is solely responsible and has sole liability for end customers that access or use the Services via the Developer Application and all acts or omissions taken by such end customers will be deemed to have been taken (or not taken) by Client. Client is responsible for the accuracy, quality, and legality of the Developer Application’s content and user data. Client will comply with, and ensure that Client’s Developer Application and its end customers comply with, all Applicable Law.

1.7.         Fees. Fees and payment terms associated with the Services are set forth in the Fee Schedule. Custodian reserves the right to revise its Fee Schedule at any time following the Initial Term (as defined below), provided that Custodian will provide Client with at least thirty (30) days’ advance notice of any such revision. Within such thirty (30)-day period, Client may terminate this Agreement and discontinue the Services hereunder at no additional charge to Client.

1.8.         Taxes. Client is solely responsible for any taxes applicable to any Custody Transactions, and for withholding, collecting, reporting, or remitting the correct amount of taxes to the appropriate tax authorities. Client’s Custody Transactions’ history is available by accessing Client’s Custodial Account through the UI or by contacting Custodian directly. If Custodian or an affiliate of Custodian has a legal obligation to pay or collect taxes for which Client is responsible, Client will be invoiced for the relevant amount, including any penalties, fines, or interest thereon, and Client will pay that amount promptly upon the receipt of the applicable invoice(s) unless Client provides the Custodian or relevant affiliate of Custodian with a valid tax exemption certificate authorized by the appropriate taxing authority.

1.9.         Acknowledgement of Risks.

(a)  General Risks; No Investment, Tax, or Legal Advice; No Brokerage. CLIENT ACKNOWLEDGES THAT CUSTODIAN DOES NOT PROVIDE INVESTMENT, TAX, OR LEGAL ADVICE, NOR DOES CUSTODIAN BROKER TRANSACTIONS ON CLIENT’S BEHALF. CLIENT ACKNOWLEDGES THAT CUSTODIAN HAS NOT PROVIDED AND WILL NOT PROVIDE ANY ADVICE, GUIDANCE, OR RECOMMENDATIONS TO CLIENT WITH REGARD TO THE SUITABILITY OR VALUE OF ANY ASSETS, AND THAT CUSTODIAN HAS NO LIABILITY REGARDING ANY SELECTION OF A DIGITAL ASSET OR OTHERWISE THAT IS HELD BY CLIENT THROUGH CLIENT’S CUSTODIAL ACCOUNT AND THE CUSTODIAL SERVICES OR OTHER SERVICES. ALL CUSTODY TRANSACTIONS ARE EXECUTED BASED ON INSTRUCTIONS, AND CLIENT IS SOLELY RESPONSIBLE FOR DETERMINING WHETHER ANY INVESTMENT, INVESTMENT STRATEGY, OR RELATED TRANSACTION INVOLVING CLIENT’S ASSETS IS APPROPRIATE FOR CLIENT BASED ON CLIENT’S INVESTMENT OBJECTIVES, FINANCIAL CIRCUMSTANCES, AND RISK TOLERANCE. CLIENT SHOULD SEEK LEGAL AND PROFESSIONAL TAX ADVICE REGARDING ANY TRANSACTION.

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(b)  Material Risk in Investing in Digital Currencies. CLIENT ACKNOWLEDGES THAT: (i) DIGITAL ASSETS ARE NOT LEGAL TENDER, ARE NOT BACKED BY THE U.S. GOVERNMENT, AND ACCOUNTS AND VALUE BALANCES ARE NOT SUBJECT TO FEDERAL DEPOSIT INSURANCE CORPORATION OR SECURITIES INVESTOR PROTECTIONS; (ii) LEGISLATIVE AND REGULATORY CHANGES OR ACTIONS AT THE STATE, FEDERAL, OR INTERNATIONAL LEVEL MAY ADVERSELY AFFECT THE USE, TRANSFER, EXCHANGE, AND VALUE OF DIGITAL ASSETS; (iii) TRANSACTIONS INVOLVING DIGITAL ASSETS MAY BE IRREVERSIBLE, AND, ACCORDINGLY, LOSSES DUE TO FRAUDULENT OR ACCIDENTAL TRANSACTIONS MAY NOT BE RECOVERABLE; (iv) SOME DIGITAL ASSETS TRANSACTIONS SHALL BE DEEMED TO BE MADE WHEN RECORDED ON A PUBLIC LEDGER, WHICH IS NOT NECESSARILY THE DATE OR TIME THAT CLIENT INITIATES THE TRANSACTION; (v) THE VALUE OF DIGITAL ASSETS MAY BE DERIVED FROM THE CONTINUED WILLINGNESS OF MARKET PARTICIPANTS TO EXCHANGE FIAT CURRENCY FOR DIGITAL ASSETS, WHICH MAY RESULT IN THE POTENTIAL FOR PERMANENT AND TOTAL LOSS OF VALUE OF A PARTICULAR DIGITAL ASSET SHOULD THE MARKET FOR THAT DIGITAL ASSET DISAPPEAR; (vi) THERE IS NO ASSURANCE THAT A PERSON WHO ACCEPTS DIGITAL ASSETS AS PAYMENT TODAY WILL CONTINUE TO DO SO IN THE FUTURE; (vii) THE VOLATILITY AND UNPREDICTABILITY OF THE PRICE OF DIGITAL ASSETS RELATIVE TO FIAT CURRENCY MAY RESULT IN SIGNIFICANT LOSS OVER A SHORT PERIOD OF TIME; (viii) THE NATURE OF DIGITAL ASSETS MAY LEAD TO AN INCREASED RISK OF FRAUD OR CYBER ATTACK; (ix) THE NATURE OF DIGITAL ASSETS MEANS THAT ANY TECHNOLOGICAL DIFFICULTIES EXPERIENCED BY CUSTODIAN MAY PREVENT THE ACCESS OR USE OF A CLIENT’S OR CLIENT’S CUSTOMERS’ DIGITAL ASSETS; AND (x) ANY ACCOUNT MAINTAINED BY CUSTODIAN FOR THE BENEFIT OF CLIENT (E.G., A BOND OR TRUST ACCOUNT) MAY NOT BE SUFFICIENT TO COVER ALL LOSSES INCURRED BY CLIENT OR CLIENT’S CUSTOMERS.

(c)  Additional Client Acknowledgment. CLIENT ACKNOWLEDGES THAT USING DIGITAL ASSETS AND ANY RELATED NETWORKS AND PROTOCOLS INVOLVES SERIOUS RISKS. CLIENT AGREES THAT IT HAS READ AND ACCEPTS THE RISKS LISTED IN THIS SECTION 1.9, WHICH IS NON-EXHAUSTIVE AND WHICH MAY NOT CAPTURE ALL RISKS ASSOCIATED WITH CLIENT’S ACTIVITY. IT IS CLIENT’S DUTY TO LEARN ABOUT ALL THE RISKS INVOLVED WITH DIGITAL ASSETS AND ANY RELATED PROTOCOLS AND NETWORKS. CUSTODIAN MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE VALUE OF DIGITAL ASSETS OR THE SECURITY OR PERFORMANCE OF ANY RELATED NETWORK OR PROTOCOL.

2.  OPERATIONAL TERMS

2.1.         General. The Digital Assets stored in Client’s Custodial Account are segregated from both the (a) property of Custodian, and (b) the Assets of other customers of Custodian, except for Digital Assets specifically moved into shared accounts by Client. Fiat Currency stored on Client’s behalf is stored by Custodian in accordance with Section 2.4.

2.2         Registration; Authorized Persons.

(a)    To create a Custodial Account and use the Custodial Services, Client must provide Custodian with all information requested. Based on the information provided (or not provided), Custodian may, in its sole discretion, refuse to allow Client to establish a Custodial Account, limit the number of Custodial Accounts, or decide to subsequently terminate a Custodial Account.

(b)    Client will maintain an updated and current list of Authorized Persons at all times on the UI and will immediately notify Custodian of any changes to the list of Authorized Persons by updating the list on the UI. Client shall make available all necessary documentation and identification information, as reasonably requested by Custodian to confirm: (i) the identity of each Authorized Person; (ii) that each Authorized Person is eligible to be deemed an “Authorized Person” as defined in this Agreement; and (iii) the person requesting the changes in the list of Authorized Persons has valid authority to request changes on behalf of Client.

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2.3         Instructions.

(a)    Custodian acts upon Instructions that are received and verified by Custodian in accordance with its procedures and this Agreement.

(b)    Instructions will be required for any action requested of Custodian. Instructions shall continue in full force and effect until canceled (if possible) or executed.

(c)    Custodian shall be entitled to rely upon any Instructions it receives pursuant to this Agreement.

(d)    Custodian may assume that any Instructions received hereunder, if applicable, are not in any way inconsistent with the provisions of organizational documents of Client or of any vote, resolution, or proper authorization, and that Client is authorized to take the actions specified in the Instructions.

(e)    Client shall verify all information submitted in Instructions to Custodian. Custodian shall have no duty to inquire into or investigate the validity, accuracy, or content of any Instructions.

(f)     If any Instructions are ambiguous, incomplete, or conflicting, Custodian may refuse to execute such Instructions until any ambiguity, incompleteness, or conflict has been resolved. Custodian may refuse to execute Instructions if, in its sole opinion, such Instructions are outside the scope of its duties under this Agreement or are contrary to any Applicable Law.

(g)    Client is responsible for any Losses resulting from inaccurate Instructions (e.g., if Client provides the wrong destination address for executing a withdrawal transaction). Custodian does not guarantee the identity of any user, receiver, requestee, or other party to a Custody Transaction. Custodian shall have no liability whatsoever for failure to perform pursuant to such Instructions except in the case of Custodian’s gross negligence, fraud, or willful misconduct.

2.4         Fiat Currency.

(a)    As part of Custodial Services, Client may use Custodian to hold Fiat Currency in a Custodial Account for Client’s benefit. Custodian will custody Fiat Currency in one or more of the following “Customer Omnibus Accounts”, as determined by Custodian: (i) deposit accounts established by Custodian at a Bank; (ii) money market accounts established by Custodian at a Bank; or (iii) such other accounts as may be agreed between Client and Custodian in writing from time to time.

(b)    Each Customer Omnibus Account shall be titled in the name of Custodian or in the name of Custodian for the benefit of its customers, in either case under the control of Custodian. Each Customer Omnibus Account shall be maintained separately and apart from Custodian’s business, operating, and reserve accounts. Each Customer Omnibus Account constitutes a banking relationship between Custodian and the relevant Bank and shall not constitute a custodial relationship between Client and Bank.

(c)    Custodian may hold some or any portion of Fiat Currency in accounts that may or may not receive interest or other earnings. Client agrees that the amount of any such interest or earnings attributable to such Fiat Currency in Customer Omnibus Accounts shall be retained by Custodian as additional consideration for its services under this Agreement, and nothing in this Agreement entitles Client to any portion of such interest or earnings. In addition, Custodian may receive earnings or compensation for a Customer Omnibus Account in the form of services provided at a reduced rate or similar compensation. Any such compensation shall be retained by Custodian, Client is not entitled to any portion of such compensation, and no portion of any such compensation shall be paid to or for Client. Client’s rights in the Customer Omnibus Accounts are limited to the specific amount of Fiat Currency Custodian custodies on Client’s behalf, as may be limited under this Agreement and by Applicable Law.

(d)    Client agrees and understands that wire deposit settlement times and wire withdrawal transfer times are subject to factors outside of Custodian’s control, including processes and operations related to Client’s account at a depository institution and Custodian’s bank account.

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2.5         Digital Asset Deposits and Withdrawals.

(a)    Prior to initiating a deposit of Digital Assets to Custodian, Client must confirm that the specific Digital Asset is found in the then-current list available at https://www.bitgo.com/resources/coins, as may be amended from time to time in Custodian’s sole discretion (the “Supported Digital Assets List”). By initiating a deposit of Digital Assets to a Custodial Account, Client attests that Client has confirmed that the Digital Asset being transferred is listed in the Supported Digital Assets List.

(b)    Client must initiate any withdrawal request through Client’s Custodial Account to a Client wallet address. Custodian will process withdrawal requests with or without video verification, such decision to be based on a set of criteria (which may or may not be linked to a dollar value and may or may not be tied to a single transaction or aggregated in a series of transactions during a predetermined amount of time) set by you on the UI. The time of such a request shall be considered the time of transmission of such notice from Client’s Custodial Account. Notwithstanding the foregoing, Custodian reserves the right to request video verification for any transaction or series of transactions for any reason in its sole discretion. The initiation of a twenty-four (24)-hour time period in Section 2.6 to process the withdrawal request shall be considered at the time at which Client completes any required video verification.

(c)    As further set forth in Section 3.4, Client must manage and keep secure any and all information or devices associated with deposit and withdrawal procedures, including Client Security Codes. Custodian reserves the right to charge for pass through network fees (e.g. miner fees) to process a Custody Transaction involving Digital Assets on Client’s behalf. Custodian will notify Client of the estimated network fee at or before the time Client authorizes such Custodial Transaction.

2.6         Digital Asset Access Time.

(a)    Custodian requires up to twenty-four (24) hours (excluding weekends and US federal holidays) between any request to withdraw Digital Assets from Client’s Custodial Account and submission of Client’s withdrawal to the applicable Digital Asset network.

(b)    Custodian reserves the right to take additional time beyond the twenty-four (24)-hour period if such time is required to verify security processes for large or suspicious transactions. Any such processes will be executed reasonably and in accordance with Custodian documented protocols, which may change from time to time at the sole discretion of Custodian.

(c)    Custodian makes no representations or warranties with respect to the availability or accessibility of the Digital Assets. Custodian will make reasonable efforts to ensure that Client initiated deposits are processed in a timely manner, but Custodian makes no representations or warranties regarding the amount of time needed to complete processing of deposits which is dependent upon factors outside of Custodian’s control.

2.7         Supported Digital Assets. The Custodial Services are available only in connection with Digital Assets available in the Supported Digital Assets List, as may be amended from time to time in Custodian’s sole discretion. Custodian will use commercially reasonable efforts to provide Client with thirty (30) days’ prior written notice before ceasing to support a Digital Asset in Client’s Custodial Account, unless Custodian is required to cease such support sooner to comply with Applicable Law or in the event such support creates an urgent security or operational risk in Custodian’s reasonable discretion (in which event Custodian will provide as much notice as is practicable under the circumstances). Under no circumstances should Client attempt to use the Custodial Services to deposit or store any Digital Assets that are not listed in the Supported Digital Assets List. Depositing, or attempting to deposit, Digital Assets that are not listed in the Supported Digital Assets List will result in such Digital Asset being irretrievable by Client and Custodian. Custodian assumes no obligation or liability whatsoever regarding any attempt to use the Custodial Services for Digital Assets that are not listed in the Supported Digital Assets List.

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2.8         Operation of Digital Asset Protocols.

(a)    Custodian does not own or control the underlying software protocols that govern the operation of Digital Assets on the Supported Digital Assets List. By using the Custodial Services, Client acknowledges and agrees that (i) Custodian is not responsible for operation of the underlying protocols and that Custodian makes no guarantee of their functionality, security, or availability; and (ii) the underlying protocols are subject to sudden changes in operating rules (a.k.a. “forks”); and (iii) that such forks may materially affect the value, function, or even the name of the Digital Assets that Client stores in Client’s Custodial Account. In the event of a fork, Client agrees that Custodian may temporarily suspend Custodian operations with respect to the affected Digital Assets (with or without advance notice to Client) and that Custodian may, in its sole discretion, decide whether or not to support (or cease supporting) either branch of the forked protocol entirely. Custodian assumes absolutely no liability whatsoever in respect of an unsupported branch of a forked protocol or its determination whether or not to support a forked protocol.

(b)    Client agrees that all “airdrops” (free distributions of certain Digital Assets) and forks will be handled by Custodian pursuant to its fork policy (the “Fork Policy”) (currently available at www.bitgo.com/resources/bitgo-fork-policy). Client acknowledges that Custodian is under no obligation to support any airdrops, side chains, forks, or other derivative, enhanced protocol, token, or coins which interact with a Digital Asset supported by Custodian (collectively, “Advanced Protocols”) or handle such Advanced Protocols in any manner, except as detailed above and in the Fork Policy. Custodian, at its sole discretion, may update the Fork Policy from time to time or the URL at which it is available, and Client agrees that Client is responsible for reviewing any such updates. Custodian is under no obligation to provide notification to Client of any modification to the Fork Policy. Client shall not use its Custodial Account to attempt to receive, request, send, store, or engage in any other type of transaction involving an Advanced Protocol. Custodian assumes absolutely no liability whatsoever in respect to Advanced Protocols.

2.9         Account Statements.

(a)    Custodian will provide Client with an electronic account statement every calendar quarter. Each statement will be provided via the UI and notice of its posting will be sent via electronic mail.

(b)    Client will have forty-five (45) days to file any written objections or exceptions with Custodian after the posting of a Custodial Account statement online. If Client does not file any objections or exceptions within the forty-five (45)-day period, this shall indicate Client’s approval of the statement and will preclude Client from making future objections or exceptions regarding the information contained in the statement. Such approval by Client shall be full acquittal and discharge of Custodian regarding the transactions and information on such statement.

(c)    To value Digital Assets held in Client’s Custodial Account, the Custodian will electronically obtain USD equivalent prices from digital asset market data with amounts rounded up to the seventh decimal place to the right. Custodian does not guarantee the accuracy or timeliness of prices received and the prices are not to be relied upon for any decisions for Client’s Custodial Account.

2.10       Settlement

(a)    Client acknowledges that the Settlement Service is an API product complemented by an UI. Clients may utilize the Settlement Services by way of settlement of one-sided requests with counterparty affirmation or one-sided requests with instant settlement; and two-sided requests with reconciliation. Client understands that Assets available for use within the Settlement Services may not include all of Client’s Assets held under custody. For the avoidance of doubt, use of the UI is subject to the Online Terms.

(b)    The Settlement Services allow Client to submit, through the UI, a request to settle a purchase or sale of Assets with a Settlement Partner. Client authorizes Custodian to accept Client’s cryptographic signature submitted through the UI. When a cryptographic signature is received through the UI along with the settlement transaction details, Client is authorizing Custodian to act on the Instruction to settle such transaction.

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i.             A one-sided request with counterparty affirmation requires Client to submit a request, including its own cryptographic signature on the trade details, via UI calls. Custodian will notify the Settlement Partner and lock funds of both parties while waiting for the Settlement Partner to affirm the request. Custodian will settle the trade immediately upon affirmation and the locked funds will be released.

ii.            A one-sided request with instant settlement requires one side of the trade to submit a request, including cryptographic signatures of both parties to the trade via UI calls. Custodian will settle the trade immediately.

iii.           A two-sided request with reconciliation requires that both Client and Settlement Partner submit requests via UI calls, with each party providing their own cryptographic signatures. Custodian will reconcile the trades and settle immediately upon successful reconciliation.

iv.           In any one-sided or two-sided request, the Settlement Partner must be identified and selected by Client prior to submitting a settlement request. Client may submit a balance inquiry through the UI to verify that Settlement Partner has a sufficient balance of Assets to be transacted before the parties execute a transaction. This balance inquiry function is to be used only for the purpose of executing a trade transaction to ensure the Settlement Partner has sufficient Assets to settle the transaction. Client expressly authorizes and consents to Custodian providing access to such information to Client’s Settlement Partner in order to facilitate the settlement.

v.            Client and Settlement Partner’s Custodial Accounts must have sufficient Assets prior to initiating any settlement request. The full amount of Assets required to fulfill a transaction are locked until such Instruction has been completed. All Instructions are binding on Client and Client’s Custodial Account. Custodian does not guarantee that any settlement will be completed by any Settlement Partner. Client may not be able to withdraw an Instruction in the form of an offer (or withdraw its Instruction to accept an offer) prior to completion of a settlement and Custodian shall not be liable for the completion of any Instruction after a cancellation request has been submitted.

vi.           Client shall ensure that only an appropriate Authorized Person of its Custodial Account has access to the Client Security Codes.

vii.          Client is solely responsible for any decision to enter into a settlement by way of the Settlement Services, including the evaluation of any and all risks related to any such transaction and has not relied on any statement or other representation of Custodian. Custodian is a facilitator and not a counterparty to any settlement; and, as a facilitator, Custodian bears no liability with respect to any transaction and does not assume any clearing risk.

viii.         Any notifications that Client may receive regarding the Settlement Services are Client’s responsibility to review in a timely manner.

(c)    Upon execution of the settlement, the UI provides Client a summary of the terms of the transaction, including: the type of Digital Asset purchased or sold; the delivery time; and the purchase or sale price. Settlement of a transaction is completed in an off-chain trading account by way of offsetting journal transactions within Custodian’s off-chain settlement system. On-chain synchronization occurs at the time the withdrawal from Client’s trading account takes place (other than through a subsequent Settlement Services transaction).

(d)    Custodian reserves the right to refuse to settle any transaction, or any portion of any transaction, for any reason, at its sole discretion. Custodian bears no responsibility if an Instruction was placed or was active during any time the Settlement Services system is unavailable or encounters an error; or, if any such Instruction triggers certain regulatory controls.

(e)    Custodian may charge additional fees for the Settlement Services furnished to Client as indicated in the Fee Schedule and any amendments to the Fee Schedule.

(f)    Clearing and settlement transactions are subject to Applicable Laws.

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3.  USE OF SERVICES.

3.1        Company Site and Content. Custodian grants Client a limited, nonexclusive, non-transferable, revocable, royalty-free license, subject to the terms of this Agreement, to access and use the Company Site and related content, materials, and information (collectively, the “Content”) solely for using the Services in accordance with this Agreement. Any other use of the Company Site or Content is expressly prohibited and all other right, title, and interest in the Company Site or Content is exclusively the property of Custodian, its affiliates and its licensors. Client shall not copy, transmit, distribute, sell, license, reverse engineer, modify, publish, or participate in the transfer or sale of, create derivative works from, or in any other way exploit the Company Site or any of the Content, in whole or in part without Custodian’s or its affiliates’ prior written consent. “www.bitgo.com,” “BitGo,” “BitGo Custody,” and all logos related to the Services or displayed on the Company Site are either trademarks or registered marks of Custodian, its affiliates or its licensors. Client may not copy, imitate, or use them without Custodian’s prior written consent in each instance.

3.2        Website Accuracy. Although Custodian intends to provide accurate and timely information on the Company Site, the Company Site (including the Content, but excluding any portions thereof that are explicitly described in this Agreement) may not always be entirely accurate, complete, or current and may also include technical inaccuracies or typographical errors. In an effort to continue to provide Client with as complete and accurate information as possible, such information may be changed or updated from time to time without notice, including information regarding Custodian policies, products and services. Accordingly, Client should verify all information before relying on it, and all decisions based on information contained on the Company Site are Client’s sole responsibility and Custodian shall have no liability for such decisions. Links to third-party materials (including websites) may be provided as a convenience but are not controlled by Custodian. Custodian is not responsible for any aspect of the information, content, or services contained in any third-party materials or on any third-party sites accessible from or linked to the Company Site.

3.3        Prohibited Use. Custodian may monitor use of the Services and the resulting information may be used, reviewed, retained, and disclosed by Custodian in aggregated and non-identifiable forms for its legitimate business purposes or in accordance with Applicable Law. Client will not, directly or indirectly: (a) use the Services to upload, store or transmit any content that is infringing, libelous, unlawful, tortious, violate privacy rights, or that includes any viruses, software routines, or other code designed to permit unauthorized access, disable, erase, or otherwise harm software, hardware, or data; (b) engage in any activity that interferes with, disrupts, damages, or accesses in an unauthorized manner the Services, servers, networks, data, or other properties of Custodian or of its suppliers or licensors; (c) develop, distribute, or make available a Developer Application in any way in furtherance of criminal, fraudulent, or other unlawful activity; (d) use the Services, for the benefit of anyone other than Client or end customer of any Developer Application; (e) sell, resell, license, sublicense, distribute, rent, or lease any Services, or include any Services in a services bureau or outsourcing offering; (f) circumvents a contractual usage limit; (g) obscure, remove, or destroy any copyright notices, proprietary markings or confidential legends provided with the Services; (h) use the Services to build a competitive product or service; (i) distribute a Developer Application in source code form in a manner that would disclose the source code of the Services; (j) reverse engineer, decrypt, decompile, decode, disassemble, or otherwise attempt to obtain the human readable form of the Services, to the extent such restriction is permitted by Applicable Law; or (k) engage in any of the prohibited practices set forth at https://www.bitgo.com/bitgo-prohibited-uses-and-businesses-terms/, as may be amended by Custodian from time to time in Custodian’s sole discretion (collectively, the “Prohibited Practices”).

3.4        Security; Client Responsibilities.

(a)    Client shall maintain adequate security and control of all Client Keys and Client Security Codes. Any loss or compromise of the foregoing information or Client’s personal information may result in unauthorized access to Client’s Custodial Account by third parties and the loss or theft of Assets. Client shall keep Client’s email address and telephone number up to date in Client’s profile to receive notices, alerts, and other communications from Custodian. Custodian assumes no responsibility for any loss that Client may sustain due to compromise of Client Security Codes due to no fault of Custodian or Client’s failure to follow or act on any notices or alerts that Custodian may send to Client.

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(b)    Client will ensure that all Authorized Persons are adequately trained to safely and securely access the Services, including with respect to general security principles regarding Client Keys, Client Security Codes, and Client’s personnel.

(c)    Client acknowledges that granting permission to a third party or non-permissioned user to take specific actions on Client’s behalf does not relieve Client of any of Client’s responsibilities under this Agreement and may violate the terms of this Agreement. Client is fully responsible for all activities taken on Client’s Custodial Account (including acts or omissions of any third party or non-permissioned user with access to Client’s Custodial Account). Further, Client acknowledges and agrees that Client will not hold Custodian responsible for, and will indemnify, defend and hold harmless the Custodian Indemnitees (as defined below) from and against any Losses arising out of or related to any act or omission of any party using Client’s Custodial Account (including acts or omissions of any third party or non-permissioned user with access to Client’s Custodial Account); provided that such Losses did not result from Custodian’s gross negligence, fraud, or willful misconduct.

(d)    Custodian shall not bear any liability whatsoever for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms, or other malware that may affect Client’s computer or other equipment, or any phishing, spoofing, or other attack, unless such damage or interruption directly resulted from Custodian’s gross negligence, fraud, or willful misconduct. Client should also be aware that SMS and email services are vulnerable to spoofing and phishing attacks, and Client should use care in reviewing messages purporting to originate from Custodian. Client should always log into Client’s Custodial Account through the UI to review any Custody Transactions or required actions if Client has any uncertainty regarding the authenticity of any communication or notice.

(e)    In the event Client believes Client’s Custodial Account information has been compromised, Client shall immediately notify Custodian by contacting Custodian at security@bitgo.com from the email address associated with Client’s Custodial Account. Client will provide Custodian with all relevant information Custodian reasonably requests to assess the security of the Assets, Custodial Accounts and wallets.

3.5        Service Providers. Client acknowledges and agrees that the Services may be provided from time to time by, through or with the assistance of affiliates of, or vendors to, Custodian, including BitGo Inc. (collectively, “Service Providers”). Custodian shall remain liable for its obligations under this Agreement in the event of any breach of this Agreement caused by such Service Provider.

3.6        Independent Verification. If Client is subject to Rule 206(4)-2 under the Investment Advisers Act of 1940, Custodian shall, upon written request, provide Client’s authorized independent public accountant confirmation of, or access to, information sufficient to confirm (a) Client’s Digital Assets as of the date of an examination conducted pursuant to Rule 206(4)-2(a)(4), and (b) Client’s Digital Assets are held either in a separate account under Client’s name or in accounts under Client’s name as an agent or trustee for Client’s customers.

4. TERM; TERMINATION.

4.1.        Initial Term; Renewal Term. This Agreement will commence on the Effective Date and will continue for one (1) year, unless earlier terminated in accordance with the terms of this Agreement (the “Initial Term”). After the Initial Term, this Agreement will automatically renew for successive one (1)-year periods (each, a “Renewal Term”), unless either party notifies the other party of its intention not to renew at least sixty (60) days prior to the expiration of the then-current Term. “Term” means the Initial Term and any Renewal Terms.

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4.2.        Termination for Breach. Either party may terminate this Agreement if the other party breaches a material term of this Agreement and fails to cure such breach within thirty (30) calendar days following written notice thereof.

4.3.        Suspension, Termination, or Cancellation by Custodian.

(a)    Custodian may suspend or restrict Client’s access to the Custodial Services or deactivate, terminate, or cancel Client’s Custodial Account if:

i.            Custodian reasonably suspects Client of using Client’s Custodial Account in connection with a Prohibited Practice;

ii.           Custodian is so required by Applicable Law, including a facially valid subpoena, court order, or binding order of a government authority;

iii.          Custodian perceives a risk of legal or regulatory non-compliance associated with Client’s Custodial Account activity or the provision of the Custodial Account to Client by Custodian (including any risk perceived by Custodian in the review of any materials, documents, information, statements, or related materials provided by Client after execution of this Agreement);

iv.          A Service Provider is unable to support Client’s use;

v.           Client takes any action that Custodian deems as circumventing Custodian’s controls, including opening multiple Custodial Accounts, abusing promotions which Custodian may offer from time to time, or otherwise misrepresenting any information set forth in Client’s Custodial Account;

vi.          Client fails to fund its Custodial Account to the “Minimum Account Balance” as indicated in the Fee Schedule within one hundred and eighty (180) days of Custodial Account opening.

(b)   If Custodian suspends or restricts Client’s access to the Custodial Services or deactivates, terminates or cancels Client’s Custodial Account for any reason, Custodian will provide Client with notice of Custodian’s actions via email unless prohibited by Applicable Law. Custodian’s decision to take certain actions, including limiting access to, suspending, or closing Client’s Custodial Account, may be based on confidential criteria that are essential to Custodian’s compliance, risk management, or security protocols. Custodian is under no obligation to disclose the details of any of its internal risk management and security procedures to Client.

(c)   If Custodian terminates Client’s Custodial Account, this Agreement will automatically terminate on the later of (i) the effective date of such cancellation or (ii) the date on which all of Client’s Assets have been withdrawn.

4.4.        Early Termination. Client may terminate this Agreement before the end of the Term if Client: (a) provides Custodian at least thirty (30) days prior written notice of Client’s intent to exercise its termination right under this Section 4.4, (b) pays all outstanding amounts due under this Agreement through the date of termination, and (c) pays a one-time early termination fee equal to the highest monthly fees due, excluding any Onboarding Fee, for any month of Services before such notice multiplied by the number of months remaining in the applicable Initial Term or Renewal Term, including partial months (the “Early Termination Fee”). Such termination will not be deemed effective unless and until (i) Client removes all Assets from Custodial Accounts and Wallet Services, and (ii) Custodian receives such Early Termination Fee, which Client understands and acknowledges will not be deemed a penalty, but a figure reasonably calculated to reflect remaining payment due to Custodian in return for Client’s term commitment. Client may not cancel the Services before the expiration of the then current Term, except as specified in this Agreement.

4.5.        Effect of Termination. On termination of this Agreement, Client will: (a) withdraw all Assets associated with Client’s Custodial Accounts within ninety (90) days, unless such withdrawal is prohibited by Applicable Law (including applicable sanctions programs or a facially valid subpoena, court order, or binding order of a government authority); (b) pay all fees owed or accrued to Custodian through the date of Client’s withdrawal of funds, which may include any applicable Early Termination Fee; and (c) authorize Custodian to cancel or suspend any pending Custody Transactions as of the effective date of termination. The definitions set forth in this Agreement and Sections 1.9, 3.1, 3.2, 4.5, 6.1, 7 - 10 as well as any other provision that, in order to give proper effect to its intent, should survive such termination, will survive the termination of this Agreement.

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5.  CUSTODIAN OBLIGATIONS.

5.1.        Insurance. Custodian will obtain or maintain insurance coverage in such types and amounts as are commercially reasonable for the Custodial Services provided hereunder. Client acknowledges that any insurance related to theft of Digital Assets will apply to Custodial Services only (where all keys are held by Custodian) and not Wallet Services for non-custodial accounts (where one or more keys are held by Client or its designee).

5.2.        Standard of Care. Subject to the terms of this Agreement, Custodian shall not be responsible for any loss or damage suffered by Client as a result of Custodian performing its obligations, unless the same results from an act of gross negligence, fraud, or willful misconduct on the part of Custodian. Custodian shall not be responsible for the title, validity, or genuineness of any of the Assets (or any evidence of title thereto) received or delivered by it pursuant to this Agreement.

5.3.        Business Continuity Plan. Custodian has established a business continuity plan that will support its ability to conduct business in the event of a significant business disruption (SBD). This plan is reviewed and updated annually, and may be updated more frequently, if deemed necessary by Custodian in its sole discretion. Should Custodian be impacted by an SBD, Custodian aims to minimize business interruption as quickly and efficiently as possible. To receive more information about Custodian’s business continuity plan, please send a written request to security@bitgo.com.

5.4.        Support and Service Level Agreement. Custodian will use commercially reasonable efforts to: (a) provide reasonable technical support to Client, by email or telephone, during Custodian’s normal business hours (9:30 AM to 6 PM ET); (b) respond to support requests in a timely manner; (c) resolve such issues by providing updates or workarounds to Client (to the extent reasonably possible and practical), consistent with the severity level of the issues identified in such requests and their impact on Client’s business operations; (d) abide by the terms of the Service Level Agreement currently made available at https://www.bitgo.com/resources/bitgo-service-level-agreement (as Service Level Agreement or the URL at which it is made available may be amended from time to time); and (e) make Custodial Accounts available via the internet twenty-four (24) hours a day, seven (7) days a week.

6.  CONFIDENTIALITY, PRIVACY, DATA SECURITY.

6.1.        Confidentiality.

(a)   As used in this Agreement, “Confidential Information” means any non-public, confidential or proprietary information of a party (“Discloser”) including information relating to Discloser’s business operations or business relationships, financial information, pricing information, business plans, customer lists, data, records, reports, trade secrets, software, formulas, inventions, techniques, and strategies. Confidential Information includes all documents and other tangible objects containing or representing Confidential Information and all copies or extracts thereof or notes derived therefrom that are in the possession or control of the party receiving Confidential Information (“Recipient”) and all of the foregoing shall be and remain the property of the Discloser. For clarity, the existence and the terms of this Agreement shall be deemed the Confidential Information of each party.

(b)   Recipient will not disclose the Discloser’s Confidential Information to any unrelated third party without the prior written consent of the Discloser, except as provided in subsection (c) below and has policies and procedures reasonably designed to create information barriers with respect to such party’s officers, directors, agents, employees, affiliates, consultants, contractors, and professional advisors. Recipient will protect such Confidential Information from unauthorized access, use, and disclosure. Recipient shall not use Discloser’s Confidential Information for any purpose other than to perform its obligations or exercise its rights under this Agreement. For the purposes of this Section 6.1, no affiliate of Custodian shall be considered a third party and Custodian may share Client’s Confidential Information with its affiliates in connection with the Services; provided that Custodian causes each such affiliate to undertake the obligations in this Section 6.1.

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(c)   The obligations under Section 6.1(b) shall not apply to any (i) information that is or becomes generally publicly available through no fault of Recipient, (ii) information that Recipient obtains from a third party (other than in connection with this Agreement) that, to Recipient’s best knowledge, is not bound by confidentiality obligations prohibiting such disclosure; or (iii) information that is independently developed or acquired by Recipient without the use of or reference to the Discloser’s Confidential Information.

(d)   Notwithstanding the foregoing, Recipient may disclose the Confidential Information of Discloser to the extent required under Applicable Law; provided, however, Recipient shall first notify Discloser (to the extent legally permissible) and shall afford Discloser a reasonable opportunity to seek a protective order or other confidential treatment.

(e)   At Discloser’s request or on termination of this Agreement (whichever is earlier), Recipient shall return or destroy all Confidential Information; provided, however, Recipient may retain one copy of Confidential Information (i) if required by Applicable Law, or (ii) pursuant to a bona fide and consistently applied document retention policy; provided, further, that in either case, any Confidential Information so retained shall remain subject to the confidentiality obligations of this Agreement.

6.2.        Privacy. Client acknowledges that Client has read the BitGo Privacy Notice, available at https: //www.bitgo.com/privacy, which identifies how BitGo collects, uses, and discloses, on a limited basis, Client’s information.

6.3.        Security. Custodian has implemented and will maintain a reasonable information security program that includes policies and procedures that are reasonably designed to safeguard Custodian’s electronic systems and Client’s Confidential Information from, among other things, unauthorized disclosure, access, or misuse, including, by Custodian and its affiliates. In the event of a data security incident, Custodian will provide all notices required under Applicable Law.

7.  REPRESENTATIONS, WARRANTIES, AND COVENANTS.

7.1.        By Client. Client represents, warrants, and covenants to Custodian that:

(a)   Client fully complies with all Applicable Law in each jurisdiction in which Client operates, including applicable securities and commodities laws and regulations, efforts to fight the funding of terrorism and money laundering, sanctions regimes, licensing requirements, and all related regulations and requirements.

(b)   To the extent Client receives Assets from third-parties, the receipt of said Assets is based on lawful activity. Client shall have conducted and satisfied all due diligence procedures required by Applicable Law with respect to such third parties prior to placing with Custodian any Assets associated with such third party.

(c)   Client will not use any Services for any illegal activity, including illegal gambling, money laundering, fraud, blackmail, extortion, ransoming data, the financing of terrorism, other violent activities, or any prohibited market practices, including any Prohibited Practices.

(d)   Client is currently and will remain at all times in good standing with all relevant government agencies, departments, and regulatory or supervisory bodies in all relevant jurisdictions in which Client does business, and Client will immediately notify Custodian if Client ceases to be in good standing with any applicable regulatory authority;

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(e)   Client will promptly provide such information as Custodian may reasonably request from time to time regarding: (i) Client’s policies, procedures, and activities which relate to the Custodial Services in any manner, as determined by Custodian in its sole and absolute discretion; and (ii) any transaction which involves the use of the Services, to the extent reasonably necessary to comply with Applicable Law, or the guidance or direction of, or request from any regulatory authority or financial institution, provided that such information may be redacted to remove confidential commercial information not relevant to the requirements of this Agreement;

(f)   Client either owns or possesses lawful authorization to transact with all Assets involved in the Custody Transactions;

(g)   There is no claim pending, or to Client’s best knowledge, threatened, and no encumbrance or other lien, in each case, that may adversely affect any delivery of Assets made in accordance with this Agreement;

(h)   It owns the Assets in Client’s Custodial Account free and clear of all liens, claims, security interests, and encumbrances and it has all rights, title, and interest in and to the Assets in Client’s Custodial Account as necessary for Custodian to perform its obligations under this Agreement;

(i)   Client has the full capacity and authority to enter into and be bound by this Agreement and the person executing or otherwise accepting this Agreement for Client has full legal capacity and authorization to do so;

(j)   All information provided by Client to Custodian in the course of negotiating this Agreement and the onboarding of Client is complete, true, and accurate in all material respects, including with respect to the ownership of Client and Client’s primary address; no material information has been excluded; and no other person or entity has an ownership interest in Client’s Assets except for those disclosed in connection with such onboarding; and

(k)   Client is not owned in part or in whole, nor controlled by any person or entity that is, nor is it conducting any activities on behalf of, any person or entity that is (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, or any other Governmental Authority with jurisdiction over Custodian or its affiliates; (ii) identified on the Denied Persons, Entity, or Unverified Lists of the U.S. Department of Commerce’s Bureau of Industry and Security; or (iii) located, organized or resident in a country or territory that is, or whose government is, the subject of U.S. economic sanctions, including the Crimean, Donetsk, and Luhansk regions of Ukraine, Cuba, Iran, North Korea, or Syria.

7.2.        By Custodian. Custodian represents, warrants, and covenants to Client that:

(a)   Custodian is duly organized, validly existing and in good standing under the applicable South Dakota laws, has all corporate powers required to carry on its business as now conducted, and is duly qualified to do business in each jurisdiction where such qualification is necessary; and

(b)   Custodian has the full capacity and authority to enter into and be bound by this Agreement and the person executing or otherwise accepting this Agreement for Custodian has full legal capacity and authorization to do so.

(c)   DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE SERVICES ARE PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS WITHOUT ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED, OR STATUTORY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, CUSTODIAN SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT. CUSTODIAN DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES THAT ACCESS TO THE COMPANY SITE, ANY PART OF THE SERVICES, OR ANY OF THE MATERIALS CONTAINED IN ANY OF THE FOREGOING WILL BE CONTINUOUS, UNINTERRUPTED, OR TIMELY; BE COMPATIBLE OR WORK WITH ANY SOFTWARE, SYSTEM, OR OTHER SERVICES; OR BE SECURE, COMPLETE, FREE OF HARMFUL CODE, OR ERROR-FREE.

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7.3.        Notification. Without limitation of either party’s rights or remedies, each party shall immediately notify the other party if, at any time after the Effective Date, any of the representations, warranties, or covenants made by it under this Agreement fail to be true and correct as if made at and as of such time. Such notice shall describe in reasonable detail the representation, warranty, or covenant affected, the circumstances giving rise to such failure and the steps the notifying party has taken or proposes to take to rectify such failure.

8.  INDEMNIFICATION.

8.1.        Indemnity. Client will defend, indemnify, and hold harmless Custodian, its affiliates and Service Providers, and each of its or their respective officers, directors, agents, employees, and representatives, (each, a “Custodian Indemnitees”), from and against any Losses resulting from any third-party claim, demand, action or proceeding (a “Claim”) arising out of or related to Client’s (i) use of Services; (ii) breach of this Agreement, or (iii) violation of any Applicable Law in connection with its use of Services.

8.2.        Indemnification Process.

(a)   Custodian will (i) provide Client with prompt notice of any indemnifiable Claim under Section 8.1 (provided that the failure to provide prompt notice shall only relieve Client of its obligation to the extent it is materially prejudiced by such failure and can demonstrate such prejudice); (ii) permit Client to assume and control the defense of such action upon Client’s written notice to Custodian of Client’s intention to indemnify, with counsel acceptable to Custodian in its discretion; and (iii) upon Client’s written request, and at no expense to Custodian, provide to Client all available information and assistance reasonably necessary for Client to defend such Claim. Custodian shall be permitted to participate in the defense and settlement of any Claim with counsel of Custodian’s choice at Custodian’s expense (unless such retention is necessary because of Client’s failure to assume the defense of such Claim, in which event Client shall be responsible for all such fees and costs). Client will not enter into any settlement or compromise of any such Claim, which settlement or compromise would result in any liability to any Custodian Indemnitee or constitute any admission of or stipulation to any guilt, fault, or wrongdoing, without Custodian’s prior written consent.

(b)   Client acknowledges and agrees that any Losses imposed on Custodian (whether in the form of fines, penalties, or otherwise) as a result of a violation by Client of any Applicable Law, may at Custodian’s discretion, be passed on to Client and Client acknowledges and represents that Client will be responsible for payment to Custodian of all such Losses.

9.  LIMITATIONS OF LIABILITY.

9.1.        NO CONSEQUENTIAL DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND SUBJECT TO THE EXCEPTIONS PROVIDED IN SECTION 9.3 BELOW, IN NO EVENT SHALL CUSTODIAN, ITS AFFILIATES AND SERVICE PROVIDERS, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, OR REPRESENTATIVES, BE LIABLE FOR ANY LOST PROFITS OR ANY SPECIAL, INCIDENTAL, INDIRECT, INTANGIBLE, OR CONSEQUENTIAL DAMAGES, WHETHER BASED IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH AUTHORIZED OR UNAUTHORIZED USE OF THE COMPANY SITE OR THE SERVICES, OR THIS AGREEMENT, EVEN IF CUSTODIAN HAS BEEN ADVISED OF OR KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

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9.2.        LIMITATION ON DIRECT DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND SUBJECT TO THE EXCEPTIONS PROVIDED IN SECTION 9.3 BELOW, IN NO EVENT SHALL THE AGGREGATE LIABILITY OF CUSTODIAN, ITS AFFILIATES AND SERVICE PROVIDERS, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, OR REPRESENTATIVES, EXCEED THE FEES PAID OR PAYABLE TO CUSTODIAN UNDER THIS AGREEMENT DURING THE THREE (3)-MONTH PERIOD IMMEDIATELY PRECEDING THE FIRST INCIDENT GIVING RISE TO SUCH LIABILITY.

9.3.        EXCEPTIONS TO EXCLUSIONS AND LIMITATIONS OF LIABILITY. THE EXCLUSIONS AND LIMITATIONS OF LIABILITY IN SECTION 9.1 AND SECTION 9.2 WILL NOT APPLY TO CUSTODIAN’S FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE. CUSTODIAN’S LIABILITY FOR GROSS NEGLIGENCE SHALL BE LIMITED TO THE VALUE OF THE AFFECTED DIGITAL ASSETS OR FIAT CURRENCY.

10.        MISCELLANEOUS.

10.1.     Notice. All notices under this Agreement shall be given in writing, in the English language, and shall be deemed given when personally delivered, when sent by email, or three (3) days after being sent by prepaid certified mail or internationally recognized overnight courier to the addresses set forth in the signature blocks below (or such other address as may be specified by party following written notice given in accordance with this Section 10.1).

10.2.     Publicity. Client consents to Custodian’s identification of Client as a customer of the Services, including in marketing or investor materials, and Custodian consents to Client’s use of Custodian’s name or approved logos or promotional materials to identify Custodian as its custodial service provider as contemplated by this Agreement. Notwithstanding the foregoing, Custodian may revoke its consent to such publicity under this Section 10.2 at any time for any reason upon notice to Client, and Client will promptly cease any further use of Custodian’s name, logos, and trademarks and remove all references and postings identifying Custodian.

10.3.     Entire Agreement. This Agreement, any schedules or attachments to this Agreement, the BitGo Privacy Notice, and all disclosures, notices, or policies available on the Company Site that are specifically referenced in this Agreement, comprise the entire understanding and agreement between Client and Custodian regarding the Services, and supersede any and all prior discussions, agreements, and understandings of any kind (including any prior versions of this Agreement) and every nature between and among Client and Custodian with respect to the subject matter hereof.

10.4.     Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” are deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to sections, schedules, and exhibits mean the sections of, and schedules and exhibits attached to, this Agreement; and (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. Whenever the masculine is used in this Agreement, the same shall include the feminine and whenever the feminine is used herein, the same shall include the masculine, where appropriate. Whenever the singular is used in this Agreement, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. Section headings in this Agreement are for convenience only and shall not govern the meaning or interpretation of any provision of this Agreement.

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10.5.     No Waiver. No waiver under this Agreement is effective unless it is in writing, identified as a waiver to this Agreement, and signed by an authorized representative of the party waiving its right. Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated, and does not operate as a waiver on any future occasion. None of the following constitutes a waiver or estoppel of any right, remedy, power, privilege, or condition arising from this Agreement: (i) any failure or delay in exercising any right, remedy, power, or privilege or in enforcing any condition under this Agreement; or (ii) any act, omission, or course of dealing between the parties.

10.6.     Amendments. Any modification or addition to this Agreement must be in a writing signed by a duly authorized representative of each of the parties. Client agrees that Custodian shall not be liable to Client or any third party for any modification or termination of the Custodial Services, or suspension or termination of Client’s access to the Custodial Services, except to the extent otherwise expressly set forth herein.

10.7.     Assignment. Client may not assign any rights or licenses granted under this Agreement without the prior written consent of Custodian. Custodian may not assign any of its rights without the prior written consent of Client; except that Custodian may assign this Agreement without the prior consent of Client to any Custodian affiliates or subsidiaries or pursuant to a transfer of all or substantially all of Custodian’s business and assets, whether by merger, sale of assets, sale of stock, or otherwise. Any attempted transfer or assignment in violation hereof shall be null and void. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their successors, and permitted assigns.

10.8.     Severability. If any provision of this Agreement shall be determined to be invalid or unenforceable, such provision will be changed and interpreted to accomplish the objectives of the provision to the greatest extent possible under Applicable Law and the validity or enforceability of any other provision of this Agreement shall not be affected.

10.9.     DISPUTE RESOLUTION. THE PARTIES AGREE THAT ALL CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE USE OF THE SERVICES (“DISPUTES”), WHETHER ARISING PRIOR TO, ON, OR SUBSEQUENT TO THE EFFECTIVE DATE, SHALL BE ARBITRATED AS FOLLOWS: The Parties irrevocably agree to submit all Disputes between them to binding arbitration conducted under the Commercial Dispute Resolution Procedures of the American Arbitration Association (the “AAA”), including the Optional Procedures for Large Complex Commercial Disputes, if applicable. The place and location of the arbitration shall be in Sioux Falls, South Dakota. All arbitration proceedings shall be closed to the public and confidential, and all related records shall be permanently sealed, except as necessary to obtain court confirmation of the arbitration award. The arbitration shall be conducted before a single arbitrator selected jointly by the parties. The arbitrator shall be a retired judge with experience in custodial and trust matters under South Dakota law. If the parties are unable to agree upon an arbitrator, then the AAA shall choose the arbitrator. The language to be used in the arbitral proceedings shall be English. The arbitrator shall be bound to the strict interpretation and observation of the terms of this Agreement and shall be specifically empowered to grant injunctions or specific performance and to allocate between the parties the costs of arbitration, as well as reasonable attorneys’ fees and costs, in such equitable manner as the arbitrator may determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute, or other matter in question would be barred by the applicable statute of limitations. Notwithstanding the foregoing, either party shall have the right, without waiving any right or remedy available to such party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such party, pending the selection of the arbitrator hereunder or pending the arbitrator’s determination of any dispute, controversy, or claim hereunder.

(v11/24 Non-Bento South Dakota)

10.10.   Governing Law. The laws of the State of South Dakota, without regard to principles of conflict of laws, will govern this Agreement and any claim or dispute that has arisen or may arise between Client and Custodian, except to the extent governed by federal law of the United States of America.

10.11.   Force Majeure. Custodian shall not be liable for delays, suspension of operations, whether temporary or permanent, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of Custodian, including any delay or failure due to any act of God, natural disasters, epidemic, pandemic, act of civil or military authorities, act of terrorists, including cyber-related terrorist acts, hacking, government restrictions, exchange or market rulings, civil disturbance, war, strike or other labor dispute, fire, interruption in telecommunications or Internet services or network provider services, failure of equipment or software, other catastrophe, or any other occurrence which are beyond the reasonable control of Custodian.

10.12.   Relationship of the Parties. Nothing in this Agreement shall be deemed or is intended to be deemed, nor shall it cause, Client and Custodian to be treated as partners, joint ventures, or otherwise as joint associates for profit, or either Client or Custodian to be treated as the agent of the other.

[Remainder of page intentionally left blank. Signature page follows.]

(v11/24 Non-Bento South Dakota)

IN WITNESS WHEREOF, this Agreement is executed by the parties as of the Effective Date.

BITGO TRUST COMPANY, INC.		Canary Capital LLC

By:		By:

Name:		Name:	Steven Mcclurg

Title:		Title:	CEO

Date:		Date:	19 February 2025 | 8:57 AM PST

Address for Notice:		Address for Notice:

230 4th st
6216 Pinnacle Place
Suite 101		Nashville
Sioux Falls, SD 57108
Attn: Legal
Email: legal@bitgo.com

		Attn:	Steven mcclurg

		Email:	Steven@canary.capital

Adam Sporn

(v11/24 Non-Bento South Dakota)

BitGo MPA V2-07.24

MASTER PURCHASE AGREEMENT

BitGo Prime LLC, a Delaware limited liability company (“BitGo Prime”) and Canary Capital LLC (“Counterparty” and “You”) (and, together with BitGo Prime, the “Parties” and each a “Party”) are entering into this Electronic Trading Agreement (“Agreement”). This Agreement is made as of the later date of the signatures below (the “Effective Date”), that sets forth the terms and conditions under which BitGo Prime and Counterparty may purchase from and sell Digital Assets to each other (“Trading Services”), each for its own benefit and account, as of the Effective Date.

1.	Introduction

Each Party has a general desire to consider entering spot Digital Asset purchase and sale transactions (“Transactions”) with the other Party. The specific terms of any such Transactions will separately be agreed directly between the Parties subject to the terms and conditions of this Agreement. To facilitate its Trading Services, BitGo Prime may provide Counterparty online access to its proprietary electronic trading system (the “Trading System”), with access to and use of the Trading System being subject to the terms and conditions of this Agreement. Alternatively, BitGo Prime may engage in Transactions by which BitGo Prime and Counterparty communicate using means other than the Trading System, with BitGo Prime recording the resulting Transaction into the Trading System on behalf of the Counterparty.

Please read this Agreement carefully and retain it for future reference.

2.	Relationship of Parties

The Parties acknowledge and agree that when entering Transactions with each other, each Party will be transacting for its own account, in a principal capacity, and in an arm’s-length role in relation to each other. Neither Party will be providing any service to the other Party or to any other person or entity. Each Party will enter Transactions solely for its own respective benefit and not for the purpose of benefiting the other Party, such as by providing a service to the other Party. The Parties will not act as each other’s agent, fiduciary, or advisor and shall have no duties to each other, except to settle any agreed Transactions, and as otherwise specified in a written agreement signed by both Parties.

BitGo Prime may contemporaneously engage in offsetting Transaction(s) with a third party(ies) (a “Riskless Principal Transaction’), and when engaging in such Riskless Principal Transactions, BitGo Prime is not obligated to identify the ultimate source of liquidity. Rather, Counterparty will face BitGo Prime as the contra-party to every Transaction. Further BitGo Prime is not obligated to price a Transaction equal to a corresponding Riskless Principal Transaction. For more information, please read the Principal Trading Disclosure as provided as an attachment to this Agreement.

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3.	Eligibility for Trading Services

To be eligible for Trading Services with BitGo Prime, a Counterparty must also have executed a Custodial Service Agreement with BitGo Trust Company, Inc. (“BitGo Trust”). BitGo Trust is an affiliate under common ownership as BitGo Prime. However, Counterparty agrees that its relationship with BitGo Trust is independent, separate, and apart from BitGo Prime. BitGo Trust offers custodial services, including clearing and settlement services (“BitGo Trust Settlement Services”) that are separate and apart from Trading Services offered by BitGo Prime. However, as explained herein this Agreement, the Parties utilize the BitGo Trust Settlement Services to settle Transactions – just as any two BitGo Trust clients can opt to do. BitGo Prime has built its Trading System to integrate with BitGo Trust Settlement Services. Counterparty agrees that BitGo Prime is not an agent of BitGo Trust and Counterparty further waives any conflict of interest, whether actual, perceived, or potential, between BitGo Prime and BitGo Trust.

Counterparty further attests to a level of knowledge, experience, and trading sophistication that is appropriate to engage in the Trading Services, and further, assumes the risk that is inherent with such activity.

4.	Trading System; Trade Requests

BitGo Prime may provide Counterparty access to its proprietary electronic trading system (the “Trading System”) for use in connection with the Trading Services, with access to and use of the Trading System being subject to the terms of this Agreement. The Trading System may include certain quoting and order entry functionality, with the availability and exact nature of these functionalities being subject to change at any time at the sole discretion of BitGo Prime. As described in Annex A–Executions (“Annex A”) hereto, Transactions may be executed via (a) a request to purchase or sell a specified cryptocurrency (a “Trade Request”) process or (b) through a selection of a streaming price provided through an application programming interface (an “API”).

Unless explicitly stated otherwise, prices communicated electronically, verbally, or otherwise by BitGo Prime do not constitute offers to trade but rather are indications of interest subject to further review by BitGo Prime. Your Trade Request becomes a binding offer to execute a transaction. Upon receipt of your Trade Request to execute a transaction at a price and quantity, whether in response to an indication of interest or otherwise, BitGo Prime will determine whether, and at what price, to accept all or any part of your Trade Request, after assessing that Trade Request against a variety of pre-trade factors. These factors may include, among others, available inventory, liquidity, prevailing market prices, anticipated loss or gain based on BitGo Prime’s analysis of the market and the BitGo Prime’s trading experience with you and/or other market participants, credit and product terms and filters BitGo Prime may employ. These factors may be changed from time to time without notice to you and may differ from those applied to other counterparties. Due to the speed of the market and execution delays the price available for execution of any Transaction with you may change between the time of submission of your Trade Request and the time that you receive a response to your Trade Request, even if the lapse of time is small. This may result in rejection of all or part of your Trade Request, including in cases where the market has moved favorably to you, even though we may choose to accept Trade Requests where the market has moved favorably to us. If we determine to execute, the costs or benefits of any price changes may, in our discretion, be retained by us.

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5.	Transaction Settlement

If BitGo Prime and Counterparty have agreed to terms (size, price, and Digital Asset) through the Trading System, or through verbal or other means, the Transaction is binding and final (such Transaction, a “Completed Order” and such date, a “Trade Date”) unless both Parties agree in writing otherwise. Unless otherwise agreed, all Transactions shall utilize and be settled through the BitGo Trust Settlement Services.

In agreeing to terms of a Transaction, Counterparty further agrees to use Trading System to submit a settlement request to BitGo Trust that identifies BitGo Prime as the Settlement Partner and shall include the relevant terms of the Transaction including: the type of Digital Asset purchased or sold; the delivery time; and the purchase or sale price. BitGo Prime agrees to submit a corresponding and offsetting settlement request to BitGo Trust. Transactions may be settled on an aggregated or net basis.

On each Trade Date, BitGo Prime will provide a report through email communication that identifies a summary of all Completed Orders and the total net amount, in either cryptocurrency or cash, required to settle such Completed Orders (referred to herein as the “Settlement Summary”). Unless otherwise agreed, within one (1) hour of receiving the Settlement Summary from BitGo Prime (the “Counterparty Settlement Window”), Counterparty shall initiate the transfer of the cryptocurrency or cash, as applicable, to BitGo Prime’s wallet or bank account, as applicable, as provided by BitGo Prime. Such cryptocurrency or cash shall be delivered as promptly as reasonably possible. The delivery will be complete once (a) in the case of cryptocurrency, the transaction is verified by the relevant number of confirmations from the blockchain for the applicable cryptocurrency as reasonably determined by BitGo Prime, and the assets are available to BitGo Prime in its designated digital wallet or (b) in the case of cash, the cash is available to BitGo Prime in its designated bank account.

6.	Transaction Limits

Unless otherwise agreed, as prerequisite for the BitGo Trust Settlement Services, Counterparty must have sufficient funds or Digital Assets prior to completing the Transaction. BitGo Prime shall utilize the BitGo Trust Settlement Services to submit a balance inquiry to verify that Counterparty has a sufficient balance of funds or Digital Asset before executing a bona fide Transaction (a “Balance Inquiry”). Counterparty hereby expressly authorizes and consents to BitGo Prime’s use of such Balance Inquiries.

BitGo Prime may also develop and maintain filters to prevent Transactions that do not comply with financial, operational and risk control requirements.

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7.	Use of the Trading Services.

BitGo Prime may at any time, in its sole discretion, restrict the number of Authorized Users.

BitGo Prime has no responsibility for the Counterparty’s inaccurate or improper use of Trading Services, including any messages not received by BitGo Prime, and Transactions may be executed on the terms actually received by BitGo Prime.

Counterparty may not make the Trading Services available in any form to any person or entity without the prior written consent of BitGo Prime. Counterparty may not rent, sublicense, sell or lease, directly or indirectly, the Trading System or any portion thereof to any third party, and may not alter, modify, decompile, disassemble, or reverse engineer the Trading System. Any attempt to use, copy, or convey the Trading System in a manner contrary to the terms of this Agreement or in competition with BitGo Prime or in derogation of BitGo Prime’s proprietary rights, whether such rights are stated herein or determined by law or otherwise, will result in this Agreement being automatically terminated and BitGo Prime shall have all rights and remedies available to it under applicable law, including without limitation, the right to immediate injunctive relief. Counterparty hereby acknowledges that all other remedies are inadequate.

Counterparty acknowledges that Transactions will be executed at the price agreed to, which may be different from the price at which the Digital Asset is trading in other markets or with other Counterparties when the Transaction is completed.

While BitGo Prime makes commercially reasonable efforts to ensure the quality of its Trading System, there always exists the risk of interruption or delay, system failure or errors in pricing, controls or design of the Trading System (collectively, a “System Failure”) that could expose you to substantial damage, expense or loss. For instance, in the event of a System Failure, it is possible that any new orders or trade requests cannot be entered, executed, modified or cancelled by you, or that acceptance or rejection of trade requests or reports of executions will not be communicated to you in a timely manner. The Trading System and Trading Services are being provided “as is,” and so to the extent permitted by applicable law, BitGo Prime will have no responsibility or liability whatsoever for any damage, expense or loss incurred due to a System Failure or otherwise arising out of the use of the Trading System, even where it may have been advised of the possibility thereof.

Regardless of any other provision of this Agreement, BitGo Prime has the right to suspend or terminate (at any time, with or without cause or prior notice) all or any part of the Trading Services, or Counterparty’s access thereto, for any reason, including but not limited to, changing the features or functionality of the Trading Services, or changing the limits on the trading Counterparty may conduct through the Trading Services, all without any liability to Counterparty. Counterparty understands it can have no expectation of any use or continued use of the Trading Services.

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8.	License

BitGo Prime hereby grants Counterparty, for the term of this Agreement, a limited, non-exclusive, revocable, non-transferable and non-sublicensable license to use (and allow its Authorized Users to use) the Trading System pursuant to the terms of this Agreement. BitGo Prime or its licensors retain all rights, title and interest in and to the Trading System, including all source code, object code, data, information, copyrights, trademarks, patents, inventions and trade secrets embodied therein, and all other rights not expressly granted to Counterparty hereunder. Nothing in this Agreement constitutes a waiver of any of BitGo Prime’s rights under the intellectual property laws of the United States or any other jurisdiction or under any other federal, state, or foreign laws.

9.	Security and Access.

Counterparty may access the Trading Services only through use of one or more passwords, security devices or other access methods as prescribed by BitGo Prime (collectively, “Access Methods”). Counterparty is solely responsible for ensuring that Counterparty’s Access Methods are known to and used by only those users that Counterparty authorizes (“Authorized Users”). Counterparty agrees to comply with any procedures established by BitGo Prime for the pre-approval and authorization of Authorized Users. Counterparty acknowledges that BitGo Prime, in its sole discretion, may deny access to the Trading Services to any user of Counterparty’s Access Methods. Counterparty will be (i) solely responsible for all acts or omissions of any person using the Trading Services through Counterparty’s Access Methods, (ii) solely responsible for any losses, damages or costs that Counterparty may incur as a result of errors made by, or the failure of, the software or equipment that Counterparty or any Authorized Users use to access the Trading Services, and (iii) without limitation of the foregoing or any other provision of this Agreement, bound by the terms of any and all Transactions executed and/or Trade Requests accepted through the Trading System using Counterparty’s Access Methods, in each case unless due to BitGo Prime’s willful misconduct. All transmissions generated by use of Counterparty’s Access Methods will be deemed to be authorized by Counterparty and made by an Authorized User whether or not BitGo Prime acknowledges receipt of such transmission and BitGo Prime shall be entitled to act in reliance on such deemed authorization, unless due to BitGo Prime’s willful misconduct. If any of Counterparty’s Access Methods have been modified, lost, stolen or compromised, Counterparty will promptly notify BitGo Prime. Upon receipt of this notice, such Access Methods will be cancelled or suspended as soon as is reasonably practicable, but Counterparty is responsible for any actions taken through the use of such Access Methods prior to such cancellation. Counterparty will immediately report any apparent malfunction or breach of security of which Counterparty becomes aware or experiences with the Trading Services. In the event of a dispute, BitGo Prime’s communications and transactions log of all Static Quotes, Streaming Quotes and CSF Quotes (each, a “BitGo Prime Quote”), Transactions and communications regarding Transactions by Counterparty or its Authorized Users or their Access Methods (the “Transactions Log”) will be conclusive evidence of the communications contained in them. Counterparty agrees not to contest the validity or enforceability of the Transactions Log in any legal proceedings between the Parties.

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10.	Security Credentials

It is Counterparty’s sole responsibility to control, monitor, and restrict the methods it uses to access the System (“Access Methods”), including without limitation, all passwords and security devices. Counterparty shall be bound by all instructions communicated to the Trading System using Counterparty’s Access Methods, and BitGo Prime shall have no obligation to verify whether any such instruction has been duly authorized. If Counterparty learns that its Access Methods may have been compromised, Counterparty shall immediately notify BitGo Prime. Counterparty shall be responsible for any instructions sent using Counterparty’s Access Methods until Counterparty notifies BitGo Prime and BitGo Prime has disabled the compromised Access Methods.

11.	Reversals; Cancellations

Counterparty cannot cancel, reverse, or change any Transactions.

12.	Commissions and Fees

Except as provided for herein or as expressly agreed upon by the Parties, Counterparty shall not pay any commissions and transaction, processing and other fees, including federal, state, and local taxes, to BitGo Prime.

13.	Statements and Receipts

BitGo Prime will electronically provide you with confirmation of your trading activity by providing order confirmations, transaction receipts and confirmation of order cancellations (“Trading Activity Confirmations”). BitGo Prime may also electronically provide you with periodic statements that contain information regarding your trading activity (“Statements”).

14.	Errors or Unauthorized Access

(a) Errors may sometimes occur and such errors may impact the result of a given transaction. BitGo Prime reserves the right to reasonably determine whether an incorrect price results in an erroneous transaction. Erroneous transactions include but are not limited to (i) Transaction prices that are significantly different than prevailing market prices at the time of the Transaction; and (ii) Transaction prices resulting from executions where BitGo Prime’s bid was greater than its offer at the same Transaction Time. BitGo Prime shall notify the Counterparty within twenty-four (24) hours from the time of the corresponding Confirmation if an erroneous transaction is identified. BitGo Prime, within its sole discretion, may reasonably declare the transaction null and void or both Parties may agree to modify the transaction.

(b) If you have any questions, concerns, feedback or complaints, including regarding any error that you believe has been made in transaction processing, any Trading Activity Confirmations, your Statement, or other record of transaction activity that we provide, contact us immediately via email at bp.liquidity@bitgo.com. Should a Counterparty identify an erroneous transaction, Counterparty must notify BitGo Prime of such error within twenty-four (24) hours from the time of the corresponding Confirmation. We will promptly investigate and attempt to resolve your claim through our support team within thirty (30) calendar days unless we inform you otherwise. BitGo Prime, within its sole discretion, may determine whether an erroneous transaction occurred and may declare the transaction null and void or both Parties may agree to modify the transaction.

(c) If you believe that there has been unauthorized access, please contact us immediately at support@bitgo.com.

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15.	Confidentiality; Information Handling

(a) BitGo Prime personnel may have access to, use and provide you and other counterparties with information on an anonymous and aggregated basis, including but not limited to, your orders (i.e., orders executed in full or part, cancelled, or expired), indications of interest, quotes, positions, trade and other data and analytics (collectively, “Anonymous and Aggregated Data”). This Anonymous and Aggregated Data may be used for market color reports, analytical tools, risk management strategies for market making and liquidity provision and other BitGo Prime products and services. The nature of any Anonymous and Aggregated Data provided to you may differ from that provided to other counterparties in terms of quantity, scope, methodology or otherwise and may be changed from time to time without notice to you. BitGo Prime maintains a “need to know” standard, which provides that access to your Counterparty-specific information is limited to those employees who have a “need to know” such information to perform their duties and to carry out the purpose for which the information is provided.

(b) As used in this Agreement, “Confidential Information” means any non-public, confidential or proprietary information of a party (“Discloser”) including, without limitation information relating to Discloser’s business operations or business relationships, financial information, pricing information, business plans, customer lists, data, records, reports, trade secrets, software, formulas, inventions, techniques, and strategies. The terms of this Agreement are the Confidential Information of each party. A party receiving Confidential Information of Discloser (“Recipient”) will not disclose it to any third party without the prior written consent of the Discloser, except as provided below or to such party’s officers, directors, agents, employees, consultants, contractors and professional advisors who need to know the Confidential Information and who are informed of, and who agree to be or are otherwise bound by obligations of confidentiality no less restrictive than, the obligations set forth herein. Recipient will protect such Confidential Information from unauthorized access, use and disclosure. Recipient shall not use Discloser’s Confidential Information for any purpose other than to perform its obligations or exercise its rights under this Agreement. The obligations herein shall not apply to any (i) information that is or becomes generally publicly available through no fault of the recipient, (ii) information that the recipient obtains from a third party (other than in connection with this Agreement) that, to recipient’s best knowledge, is not bound by a confidentiality agreement prohibiting such disclosure; (iii) information that is independently developed or acquired by the recipient without the use of or reference to Confidential Information of Discloser.

(c) Notwithstanding the foregoing, Recipient may disclose Confidential Information of Discloser to the extent required under Applicable Law; provided, however, Recipient shall first notify Discloser (to the extent legally permissible) and shall afford Discloser a reasonable opportunity to seek a protective order or other confidential treatment. For the purposes of this Agreement, no affiliate of BitGo Prime shall be considered a third party; provided that BitGo Prime causes such entity to undertake the obligations in this Section 15.

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(d) “Confidential Information” includes all documents and other tangible objects containing or representing Confidential Information and all copies or extracts thereof or notes derived therefrom that are in the possession or control of Recipient and all of the foregoing shall be and remain the property of the Discloser. At Discloser’s request, Recipient shall return or destroy all Confidential Information; provided, however, Recipient may retain one copy of Confidential Information (i) if required by law or regulation, or (ii) pursuant to a bona fide and consistently applied document retention policy; provided, further, that in either case, any Confidential Information so retained shall remain subject to the confidentiality obligations of this Agreement.

16.	Prohibited Use

Your access to the Trading Services and any transactions you make are subject to this Agreement, including the BitGo Prime Trading Rules, and BitGo Prime’s policies, each as amended from time to time. We reserve the right to monitor, review, retain and/or disclose any information as necessary to satisfy any applicable law, regulation, sanctions program, legal process or governmental request. You may not use your access to engage in any of the following activities (“Prohibited Use”):

▪  No Spoofing: Any Order that is not intended to be completed or is otherwise intended to abuse, manipulate, mislead or defraud other market participants, to delay or disrupt the Trading Services, or to disrupt the orderly conduct of trading or the fair execution of transactions in the Digital Asset market.

▪  Unlawful Activity: Activity which would violate, or assist in violation of any applicable federal, state or international law, statute, ordinance, or regulation, or a sanctions program administered in a country that BitGo Prime or its affiliates operate, including the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), or which would involve proceeds of any unlawful activity (including unlawful internet gambling) or the publishing, distribution, or dissemination of any unlawful material or information.

▪  Abusive Activity: Actions which impose an unreasonable or disproportionately large load on our infrastructure, or detrimentally interfere with, intercept, or expropriate any system, data, or information; transmit or upload any material that contains viruses, trojan horses, worms, or any other harmful or deleterious programs; attempt to gain unauthorized access to the Trading System, computer systems or networks connected to the BitGo Prime Site, through password mining or any other means; use information of another party to access or use the BitGo Prime Site; or transfer your access or rights to a third party, unless by operation of law or with the express permission of BitGo Prime.

▪  Abuse Of Other Users: Interfere with another individual’s or entity’s access to or use of any Trading Services; defame, abuse, extort, harass, stalk, threaten or otherwise violate or infringe the legal rights (such as, but not limited to, rights of privacy, publicity and intellectual property) of others; incite, threaten, facilitate, promote, or encourage hate, racial intolerance, or violent acts against others; harvest or otherwise collect information from the BitGo Prime Site about others, including email addresses, without proper consent.

▪  Fraud: Activity which operates to defraud BitGo Prime, BitGo Prime users, or any other person; provide any false, inaccurate, or misleading information to BitGo Prime.

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17.	Digital Asset Software Protocols

You agree and acknowledge that BitGo Prime does not own or control the underlying software protocols that govern operation of the Digital Assets that are supported by the Trading Services. These software protocols are open source, meaning that anyone can use, copy, modify, and distribute them. You agree and acknowledge that (i) BitGo Prime is not responsible for operation of the underlying software protocols that govern the operation of the Digital Assets and (ii) BitGo Prime is not responsible for and cannot guarantee the ongoing functionality, security, or availability of the Digital Assets or the Digital Asset marketplace or Trading Venues. You further agree and acknowledge that the underlying software protocols governing the Digital Assets may be subject to sudden changes in operating rules due to the actions of third parties (“Forks”), and that Forks may have a material effect on the value, function, character or name of the Digital Assets, or available for purchase or sale using the Trading Services. In the event of a Fork, BitGo Prime shall have the right, in its sole discretion and without prior notice, to temporarily suspend the Trading Services, and may determine it will not support any particular Fork in the underlying software protocols. BitGo Prime will notify you of any modifications to its Trading Services in connection with a Fork by posting on the BitGo Prime Site or emailing you. BitGo Prime is not responsible for, and you agree we are not liable for, any lost profits, trading losses or any other losses or damages that result from a change in the underlying software protocols of the Digital Assets or BitGo Prime’s determination to support or not support any modified software protocol.

18.	Provision of Market Data

We may convey to you by telephone, electronic, or other means the last sale transaction data, bid and asked quotations, news reports, analysts’ reports or research, or other information relating to Digital Assets and the Digital Assets markets (collectively referred to in this section as “market data”). We may charge a fee for providing these market data. We provide market data only for your internal use; you may not directly or indirectly copy, reproduce, sell, lease, market, retransmit, communicate, distribute or otherwise make available any portion, derivation or revision of market data in any medium, print or electronic, in any manner unless you have entered into a written agreement with the appropriate market data provider or have the express written consent of BitGo Prime.

However, the accuracy, completeness, timeliness, suitability for use, or correct sequencing of the market data is not guaranteed either by us or by the third-party market data providers and may include inaccurate, erroneous, incomplete or out-of-date information. In an effort to continue to provide you with complete and accurate information, information may be changed or updated from time to time without notice. Accordingly, you should verify all information before relying on it, and all decisions based on information that you obtain from or through us are your sole responsibility and we shall have no liability for such decisions. Furthermore, neither we nor the third-party market data providers will be liable for interruptions in the availability of market data or your access to market data.

The market data are provided “as is” and on an “as available” basis. There is no warranty of any kind, express or implied, regarding the market data, including any warranty of accuracy, completeness or timeliness. We are not responsible for, and you agree not to hold us liable for, lost profits, trading losses, or any other damages resulting from market data or your use thereof. In any case, our liability arising from any legal claim (whether in contract, tort, or otherwise) relating to the market data will not exceed the amount you have paid for use of the Trading Services. You agree that we may correct any execution reported to you that was based on inaccurate market data provided to us by a Digital Asset trading vendor, market center, or other providers.

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19.	Disclaimer of Warranties

THE TRADING SERVICES ARE PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS WITHOUT ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BITGO PRIME SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND/OR NON-INFRINGEMENT. BITGO PRIME DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES THAT ACCESS TO THE BITGO PRIME SITE, ANY PART OF THE BITGO PRIME TRADING SERVICES, OR ANY OF THE MATERIALS CONTAINED THEREIN, WILL BE CONTINUOUS, UNINTERRUPTED, TIMELY, OR ERROR-FREE.

20.	Limitations of Liability

BITGO PRIME WILL NOT BE LIABLE TO YOU OR TO ANY THIRD PARTY FOR ANY EXPENSES, LOSSES, DAMAGES, LIABILITIES, DEMANDS, CHARGES, AND CLAIMS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING ANY LEGAL EXPENSES AND COSTS OR EXPENSES RELATING TO INVESTIGATING OR DEFENDING ANY DEMANDS, CHARGES, AND CLAIMS) (COLLECTIVELY, “LOSSES”) IN CONNECTION WITH OR RELATED TO THE TRADING SERVICES, EXCEPT TO THE EXTENT SUCH LOSSES RESULT SOLELY FROM BITGO PRIME’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

WITHOUT LIMITATION OF THE FOREGOING, BITGO PRIME WILL NOT BE LIABLE FOR ANY LOSSES CAUSED DIRECTLY OR INDIRECTLY BY: GOVERNMENT RESTRICTIONS, EXCHANGE OR MARKET RULINGS, MARKET VOLATILITY OR DISRUPTIONS IN ORDER TRADING ON ANY EXCHANGE OR MARKET, SUSPENSION OF TRADING, WAR, STRIKES, SEVERE WEATHER, NATURAL DISASTERS, OTHER ACTS OF GOD, FAILURE OF COMPUTER OR OTHER ELECTRONIC OR MECHANICAL EQUIPMENT OR COMMUNICATION LINES, UNAUTHORIZED ACCESS, THEFT, OPERATOR ERRORS, ACTS OF TERRORISM, FAILURE OF THIRD PARTIES TO FOLLOW INSTRUCTIONS, ACTS OR OMISSIONS OF ANY TRADING VENUE OR OTHER CONDITIONS AND OCCURRENCES BEYOND OUR CONTROL.

BITGO PRIME WILL NOT BE LIABLE FOR ANY LOST PROFITS OR ANY SPECIAL, INCIDENTAL, INDIRECT, INTANGIBLE, OR CONSEQUENTIAL DAMAGES (INCLUDING TRADING LOSSES), WHETHER BASED IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGES OR OTHER LOSSES WERE REASONABLY FORESEEABLE. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITATION MAY NOT APPLY TO YOU.

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FOR AVOIDANCE OF DOUBT, COUNTERPARTY’S USE OF THE BITGO API IS SOLELY AT COUNTERPARTY’S OWN RISK. NEITHER BITGO PRIME NOR ANY OF ITS AFFILIATES, OFFICERS, EMPLOYEES, OR AGENTS SHALL BE LIABLE TO COUNTERPARTY FOR ANY LOSS, COST, DAMAGE, OR OTHER INJURY OR THIRD-PARTY CLAIM, WHETHER IN CONTRACT OR TORT, ARISING OUT OF OR CAUSED IN WHOLE OR IN PART BY COUNTERPARTY’S USE OF THE API OR THE INFORMATION PROVIDED THROUGH THE API. IN NO EVENT WILL ANY BITGO PARTY BE LIABLE TO COUNTERPARTY OR ANY THIRD PARTY FOR ANY PUNITIVE, CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT (INCLUDING LOST PROFITS, TRADING LOSSES, COSTS, OR OTHER DAMAGES ALLEGED TO HAVE OCCURRED DUE TO ANY INTERRUPTION, DELAY OF SERVICE, SYSTEM FAILURE, ERROR IN THE ELECTRONIC FUNCTIONING OF THE SYSTEM) OR SIMILAR DAMAGES OUTSIDE OF BITGO PRIME’S REASONABLE CONTROL, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THIS PROVISION SHALL SURVIVE TERMINATION OR EXPIRATION OF THE AGREEMENT.

THE FOREGOING LIMITATIONS AND DISCLAIMERS APPLY EQUALLY TO BITGO PRIME’S AFFILIATES AND SERVICE PROVIDERS, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, SERVICE PROVIDERS, EMPLOYEES OR REPRESENTATIVES, AND DO NOT APPLY WHERE LIMITED BY APPLICABLE LAW.

21.	Indemnification

Counterparty agrees to defend, indemnify and hold harmless BitGo Prime, its affiliates, licensors, and service providers, and each of its or their respective officers, directors, agents, service providers, employees and representatives, harmless from and against any and all claims, losses, liabilities, costs and expenses (including attorneys’ fees and any fines, fees or penalties imposed by any regulatory authority) arising out of or related to Counterparty’s breach of the Agreement or your violation of any law, rule or regulation, or the rights of any third party. This obligation will survive any termination of the Agreement.

22.	Taxes

It is your sole responsibility to determine whether, and to what extent, any taxes apply to any transactions you conduct through the Trading Services, and to withhold, collect, report and remit the correct amounts of taxes to the appropriate tax authorities.

23.	Termination

Regardless of any other provision of this Agreement, BitGo Prime has the right to change the nature or composition of the Trading Services at any time, without prior notice. However, we will use reasonable efforts to provide you advance notice of material changes. BitGo Prime may close or suspend access to the Trading System, or terminate or suspend your access to any feature, for cause, at any time, without prior notice; provided, BitGo Prime will use reasonable efforts to provide thirty (30) days’ prior notice of such suspension, closure, or termination. Such termination or suspension may include declining to accept orders or balance transfers, and cancelling transactions. Regardless of how or when your access is closed, you will remain responsible for all charges, debit items or other transactions you initiated or authorized, whether arising before or after termination. Final disbursement of assets may be delayed until any remaining obligations or indebtedness have been satisfied.

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BitGo MPA V2-07.24

24.	Construction

As used in this Agreement, the words “including”, “includes” and their other derivations are non-exclusive and are in each case deemed to be followed by the words “without limitation.”

25.	Governing Law

All matters arising in connection with the Agreement and the Trading Services will be governed by and construed in accordance with the laws of California.

26.	Assignment

We may assign our rights and obligations under the Agreement without restriction, including to any subsidiary, affiliate, or successor by merger or consolidation. You may not assign your rights or obligation under this Agreement. Any attempted transfer or assignment by you in violation hereof will be null and void. Notwithstanding the foregoing, this Agreement is binding upon you and your heirs, executors, administrators, successors, and assigns.

27.	Entire Agreement

This Agreement and terms contained on the Trading Activity Confirmations, and any other statements and confirmations sent to you by or on behalf of BitGo Prime, together with BitGo’s Terms & Conditions (the “Terms”) and Privacy Notice (as such is posted on the BitGo website located at https://www.bitgo.com/ and as such may change from time to time), comprise the entire understanding between you and BitGo Prime and supersedes all prior discussions, agreements and understandings, including any previous version of this Agreement, with respect to the subject matter hereto. Section headings in the Agreement are for convenience only and shall not govern the meaning or interpretation of any provision of the Agreement. In the event of any conflict or inconsistency between the Terms and the terms of this Agreement, the terms of this Agreement will control.

28.	Amendments

We may amend or modify the Agreement by posting on the BitGo Site or emailing to you the revised provisions. Revisions to the Agreement shall be effective with respect to existing Counterparties thirty (30) days after the date of such posting or email, or such other time (including an earlier date) that is designated in such communication. Your continued use of the Trading Services also shall be deemed your agreement with any such amendment or modification to the Agreement. If you do not agree with any amendment or modification to the Agreement, your sole and exclusive remedy is to terminate your use of the Trading Services.

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29.	Arbitration

You agree that any claim, dispute or controversy (“Claim”) between you and BitGo Prime arising from or relating in any way to this Agreement, the Trading Services, including Claims regarding the applicability of this arbitration provision or the enforceability of any part of the Agreement, will be resolved by binding arbitration by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules. The Claim will be heard before a single arbitrator upon whom the parties agree, or if the parties do not agree, an arbitrator selected by agreement of arbitrators nominated by each of BitGo Prime and you. For a copy of AAA’s Commercial Arbitration Rules, or to file a Claim or for other information, contact AAA at any AAA office, which are in most major cities in the United States, or online at www.adr.org, by mail at 335 Madison Avenue, 10th floor, New York, New York 10019, or by at telephone 1-800-778-7879. BitGo Prime will not invoke the right to arbitrate any individual Claim you choose to bring in small claims court or your state’s equivalent court, if any, so long as the Claim is pending only in that court and does not exceed $5,000. If you so request in writing, BitGo Prime will advance you the filing, administrative and hearing fees of the arbitration and allow the arbitrator to rule on which of us will ultimately be required to pay those costs. The Arbitration shall be conducted in English.

You and BitGo Prime hereby expressly waive trial by jury and right to participate in a class action lawsuit or class-wide arbitration.

The Trading Services involve interstate commerce, so this arbitration agreement will be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16 (the “FAA”). Any arbitration hearing at which you appear will take place in Palo Alto, California. The arbitrator will follow applicable substantive law to the extent consistent with the FAA, will honor applicable statutes of limitations, and will honor claims of privilege recognized at law. If requested by any party, the arbitrator will write an opinion containing the reasons for the award. The arbitrator’s decision will be final and binding except for any appeal rights under the FAA and except that if the amount awarded exceeds $100,000, any party may appeal the award within 30 days to a three-arbitrator panel which will review the award de novo. The costs of such an appeal will be borne by the appealing party regardless of the outcome. Judgment upon any award by the arbitrator may be enforced in any court having jurisdiction.

Nothing in this Agreement will be construed to prevent any party’s use of (or advancement of any claims, defenses, or offsets in) bankruptcy or repossession, replevin, judicial foreclosure or any other prejudgment or provisional remedy relating to any collateral, security or property interests for contractual debts now or hereafter owed by any party to the other under this Agreement.

This arbitration provision applies to all Claims now in existence or that may arise in the future. This arbitration provision will survive the termination of Trading Services and termination of this Agreement as well as voluntary payment in full by you, any legal proceedings by us to collect a debt owed by you or any bankruptcy by you.

IN THE ABSENCE OF THIS ARBITRATION PROVISION, YOU AND BITGO PRIME MAY OTHERWISE HAVE HAD A RIGHT OR OPPORTUNITY TO LITIGATE CLAIMS THROUGH A COURT AND TO HAVE A JURY TRIAL, AND/OR TO PARTICIPATE OR BE REPRESENTED IN LITIGATION FILED IN COURT BY OTHERS. HOWEVER, EXCEPT AS OTHERWISE PROVIDED ABOVE, THIS ARBITRATION PROVISION REQUIRES THAT ALL CLAIMS BE RESOLVED THROUGH ARBITRATION. APPLICABLE ARBITRATION RULES MAY LIMIT PRE-HEARING DISCOVERY RIGHTS AND POST-HEARING APPEAL RIGHTS. NEITHER YOU NOR WE NOR BANK WILL BE ENTITLED TO JOIN OR CONSOLIDATE CLAIMS IN ARBITRATION BY OR AGAINST OTHER PARTICIPANTS WITH RESPECT TO OTHER PARTICIPANTS OR BUSINESSES, OR ARBITRATE ANY CLAIMS AS A REPRESENTATIVE OR MEMBER OF A CLASS OR IN A PRIVATE ATTORNEY GENERAL CAPACITY.

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If for any reason the above arbitration provision is deemed invalid or unenforceable, then you agree that any Claim you may have against BitGo Prime must be resolved by a court located in California. You agree to submit to the personal jurisdiction of the courts located within California, for the purpose of litigating all such Claims.

30.	Severability

If any provision or condition of the Agreement shall be held invalid or unenforceable by any court or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby, and the Agreement shall be valid and enforceable as if any such invalid or unenforceable provision or condition were not contained herein.

31.	Waiver

Any waivers of rights by BitGo Prime under the Agreement must be expressed in writing and signed by BitGo Prime. A waiver will apply only to the particular circumstance giving rise to the waiver and will not be considered a continuing waiver in other similar circumstances unless the intention to grant a continuing waiver is expressed in writing. Our failure to insist on strict compliance with the Agreement or any other course of conduct on our part shall not be considered a waiver of our rights under the Agreement.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the Effective Date.

BITGO PRIME LLC

By:

Name:	Ed Reginelli

Title:	CFO

Date:	19 February 2025 | 9:16 AM PST

COUNTERPARTY: Canary Capital LLC

By:

Name:	Steven Mcclurg

Title:	CEO

Date:	19 February 2025 | 8:57 AM PST

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BitGo MPA V2-07.24

E-Sign Consent

You agree and consent to receive electronically all communications, agreements, documents, notices and disclosures (collectively, “Communications”) that we provide in connection with BitGo Prime and your use of the Trading Services. Communications include (i) this Agreement, (ii) any policies published by BitGo Prime with respect to use of the Trading Services, including the Privacy Notice, including updates and amendments thereto; (iii) trading details, history, transaction receipts, confirmations, and any other r transaction information; (iv) legal, regulatory, and tax disclosures or statements we may be required to make available to you; and (v) responses to claims or customer support inquiries.

We will provide these Communications to you by posting them on the BitGo Prime Site, and BitGo Prime may also email these Communications to you at the primary email address you have provided, communicating to you via instant chat, and/or through other electronic communication such as text message or mobile push notification.

DISCLOSURES

Please note the following disclosures associated with virtual currency:

▪  Virtual currency is not legal tender, is not backed by the government, and accounts and value balances are not subject to Federal Deposit Insurance Corporation or Securities Investor Protection Corporation protections.

▪  Legislative and regulatory changes or actions at the state, federal, or international level may adversely affect the use, transfer, exchange, and value of virtual currency.

▪  Transactions in virtual currency may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions may not be recoverable.

▪  Some virtual currency transactions shall be deemed to be made when recorded on a public ledger, which is not necessarily the date or time that the customer initiates the transaction.

▪  The value of virtual currency may be derived from the continued willingness of market participants to exchange fiat currency for virtual currency, which may result in the potential for permanent and total loss of value of a particular virtual currency should the market for that virtual currency disappear.

▪  There is no assurance that a person who accepts a virtual currency as payment today will continue to do so in the future.

▪  The volatility and unpredictability of the price of virtual currency relative to fiat currency may result in significant loss over a short period of time.

▪  The nature of virtual currency may lead to an increased risk of fraud or cyber-attack.

▪  The nature of virtual currency means that any technological difficulties experienced by BitGo Prime may prevent the access or use of a customer’s virtual currency.

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BitGo MPA V2-07.24

▪  Any bond or trust account maintained by BitGo Prime for the benefit of its customers may not be sufficient to cover all losses incurred by customers.

Principal Trading Disclosure

BitGo Prime, LLC (“BitGo Prime” or “Firm”) transacts and makes markets in Digital Assets and other instruments, including loans of Digital Assets (together, “Products”). The Firm conducts these activities strictly as principal. The Firm conducts its principal transactions with you as an arm’s length counterparty and does not act as an agent, fiduciary or financial advisor or in any similar capacity on your behalf in relation to these transactions. Any statements made by or through the Firm’s personnel, its electronic systems or otherwise in the processing or execution of transactions should not be construed or relied upon as recommendations or advice of any nature. We expect you to evaluate the appropriateness of any transaction based on the facts and circumstances relevant to you and your assessment of the transaction’s merits.

Market Making & Conflicts of Interest

BitGo Prime may maintain positions in various Products, whether as the result of trades with, or orders or trade requests received from, you or other counterparties, as part of our hedging strategy, in contemplation of reasonably expected near-term demand or otherwise. The Firm may choose not to hedge or to hedge only a portion of positions that we execute with you, and may unwind or adjust any hedge from time to time in the Firm’s sole discretion, with any profit or loss resulting from such hedging activity, including from the spread, if any, between the price shown to you and the cost to us of the corresponding hedge transaction, accruing solely to BitGo Prime. In all of its communications and transactions with you, including in the handling of requests for firm or indicative quotes, trade requests, placement and execution of orders and all other expressions of interest that may lead to the execution of transactions, there exists the potential that BitGo Prime’ interests may conflict with, diverge from or adversely impact your interests. BitGo Prime’ market making and risk management activities may impact the prices communicated to you for a transaction and the availability of liquidity at levels necessary to execute your orders or trade requests. These activities may also trigger or prevent triggering of stop loss orders, take profit orders, barriers, knock-outs, knockins and similar terms or conditions. BitGo Prime may also use information provided to us as principal to effectuate our market making and risk management activities (including for the benefit of our trading positions), to facilitate your and other counterparty transactions and to test or source liquidity.

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BitGo MPA V2-07.24

Pricing Factors

BitGo Prime’ principles provide that prices offered should be fair and reasonable. Any price or spread that you receive will be an “all-in” price or spread that incorporates sales and trading mark-ups or other charges over the price or spread at which the Firm traded or may have been able to trade with its other counterparties. Such prices or spreads may differ from the prices or spreads that the Firm offers to other counterparties. Any firm or indicative price or spread or other terms of a transaction (including whether a spread is greater on the bid or offer side) may vary in the Firm’s discretion, depending on a broad range of factors. These include transaction or counterparty specific factors, including the overall size of the transaction, your previous trading behavior (e.g., transaction size and frequency and trading gains or losses, including whether BitGo Prime anticipates that you will, based on your trading history, be more likely to buy or sell), the Firm’s expenses associated with effecting the transaction (including, among other things, transaction processing costs and venue fees associated with execution), the credit and settlement risks associated with the transaction, operational risks (including the operational stability of the market venue where the transaction will be executed), a profit for BitGo Prime (after taking into consideration the impact on financial resources such as balance sheet, risk weighted assets, liquidity, funding and other items that may impact the Firm’s capital positions) and the nature of our relationship with you including the level of service that we provide to you. In addition, the Firm considers other factors, including prevailing market conditions, the Firm’s risk profile, inventory and risk appetite. BitGo Prime’ provision of principal liquidity is therefore not independent from the interests of BitGo Prime, which may conflict with, diverge from or adversely impact your interests. BitGo Prime may also differentiate pricing by platform or trading venue, which may result in you receiving different prices on different platforms or venues. Factors that may contribute to this differentiation by platform or venue include but are not limited to the conventions of the platform or venue, which may include minimum price increment, parameters for accepting or rejecting orders or trade requests, available order or trade types, underlying technology or latency, fees and other economic considerations, such as historic experience with the platform or venue. BitGo Prime may have a stake in or other relationship with trading venues and clearing systems on which BitGo Prime handles your orders or trade requests and, as a result, may receive financial or other benefits that are not shared with you, including through BitGo Prime’ participation in incentive schemes of such trading venues and clearing systems.

Order Handling

When BitGo Prime accepts an order from you or conveys that it is “working” an order for you, BitGo Prime will attempt, but is not committed, to execute the trade at or near the requested price and/or quantity. BitGo Prime attempts to execute orders when it expects to make an appropriate return on the transaction, taking into account market conditions at the time, its own positions (including inventory strategy and overall risk management strategies), its costs, risks and other business factors and objectives. Neither BitGo Prime’ receipt of an order nor any indication given that BitGo Prime is working an order creates a contract obligating BitGo Prime to execute the order. Where you submit an order which is subject to conditions, the fact that any such conditions are satisfied does not mean that BitGo Prime will complete your transaction at the requested order price or quantity level (after taking into account any spread or similar adjustment reflecting the Firm’s return on the transaction) or that there exists a tradable market at that level. BitGo Prime may receive multiple requests for prices or multiple orders for the same or related Products and may also transact in the same or related Products for the purposes of its market making and risk management activities. BitGo Prime retains discretion as to how to satisfy such competing interests, including with respect to order execution, fill quantity, aggregation, priority and pricing. BitGo Prime is not obligated to disclose to you at any time that we are handling other counterparties’ orders or that we have our own orders trading ahead of, at the same time as, or on an aggregated basis with, your order. BitGo Prime may execute transactions as part of its market making and risk management activities or for the benefit of another counterparty at a price that could satisfy your order, leaving your order unfilled or only partially filled. BitGo Prime may hedge its exposure resulting from orders against internal or external sources of liquidity. Although BitGo Prime is under no obligation to do so, it may, in its sole discretion, aggregate or “bunch” your orders with orders for other counterparties or orders entered into by BitGo Prime in connection with its market making and risk management activities and allocate the investments or proceeds acquired among the participating accounts in a manner that it considers appropriate. If the entire combined order is not executed at the same price, BitGo Prime may blend the prices paid or received and fill the participating accounts at the blended net prices that it elects to assign to each such account, which may result in you receiving a worse price than if your order had been executed on an individual basis.

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BitGo MPA V2-07.24

Pre-trade Positioning and Pre-hedging

When you indicate your interest in a potential transaction or provide us with a request to enter into a transaction, BitGo Prime may use that information to engage in pre-hedging and hedging activities, which may include entering into transactions prior to executing your potential transaction or request with a view to facilitating your potential transaction or request. Any transactions entered into by us with a view to facilitating your potential transaction or request will be entered into by BitGo Prime as principal, not as agent for you, could be at different prices from the price at which BitGo Prime executes your transaction, may affect the market price of or liquidity for the Products you are buying and/or selling and may result in profit, or loss, to BitGo Prime.

This disclosure may be updated from time to time and made available through http://www.bitgo.com together with other important disclosures which you should review to the extent applicable to your relationship with BitGo Prime.

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BitGo MPA V2-07.24

ANNEX A – EXECUTIONS

This Annex A – Executions shall constitute a part of, and is hereby incorporated into, that certain Master Purchase Agreement between BitGo Prime LLC (“BitGo Prime”) and the Counterparty (the “Agreement”). Capitalized terms which are not defined herein shall have the meanings assigned to them in the Agreement.

Execution Via a Trade Request:

Counterparty may provide BitGo Prime with a Trade Request via telephonic and/or electronic communication (including via an API). Upon receipt of a Request, BitGo Prime may provide Counterparty a price (which may be denominated in a fiat currency or another cryptocurrency) at which it is willing to sell or purchase (as the case may be) a specified quantity of such cryptocurrency (a “Price Quote”). Counterparty must immediately accept a Price Quote, otherwise the Price Quote will be deemed to be rejected and expire and no transaction may be effective in accordance with the Price Quote. If Counterparty accepts the Price Quote, a transaction will be deemed to have been executed, on the terms set forth in the Price Quote, only at the time BitGo Prime confirms the execution (a “Confirmation of Execution”) via electronic and/or telephonic communication. If BitGo Prime does not provide a Confirmation of Execution, the Price Quote shall be deemed to be rejected and expire and no transaction may be effected in accordance with such Price Quote. Following the Confirmation of Execution, BitGo Prime shall send Counterparty a trade confirmation in accordance with Sections 5 and 13 of the Agreement.

Execution Via Selection of Streaming Prices:

BitGo Prime may make an API available to Counterparty to assist in facilitating communications, the sharing of information and the execution of transactions between the Parties. In the event the Counterparty submits an order for the purchase or sale of a cryptocurrency based on a price streaming provided through the API, a transaction will only be deemed to have been executed at the time BitGo Prime confirms the execution (a “Transaction Confirmation”) via the API or another method. Following the Transaction Confirmation, BitGo Prime shall provide a Trade Confirmation confirming (a) the cryptocurrency to be purchased or sold; (b) the Specified Cryptocurrency (as defined above); (c) the purchaser and seller; (d) the Payment Amount (as defined above); and (e) any details regarding the methods for settlement.

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Use of the API:

By accessing the API, Counterparty agrees that: (a) The API is being provided to Counterparty on as “as is” basis for its internal use only and only Authorized Individuals shall access the API; (b) Counterparty shall, and shall cause each Authorized Individual to, access the API exclusively through a secure point including, but not limited to graphical or programmatic interfaces, whether accessed via the Internet, a private connection or any other technological means, using unique login credentials assigned to each Authorized Individual. Counterparty assumes all risk and bears sole responsibility for establishing access to the API; (c) All information including, but not limited to pricing data, provided via the API (the “API Information”) is and shall remain the sole and exclusive property of BitGo Prime. Counterparty shall have no right to use the API Information except as expressly permitted by the Agreement. Distribution of API Information is expressly prohibited; (d) BitGo Prime may deny Counterparty’s access to the API at any time and without notice, for any reason including, but not limited to BitGo Prime’s belief that such access is in violation of this Agreement; (e) Counterparty shall be responsible for all acts or omissions of any person utilizing the API, including, but not limited to, orders placed or transactions executed via the API through Counterparty’s access; (f) BitGo Prime will use reasonable efforts but is under no obligation to accept an order from Counterparty for the purchase or sale of a cryptocurrency based on streaming price provided through the API or cancel an order that Counterparty seeks to cancel; (g) BitGo Prime has no responsibility for Counterparty transmissions that are inaccurate or not received by BitGo Prime; and (h) BitGo Prime makes no warranty, express or implied, concerning the API or with respect to any data or information made available through the API and BitGo Prime expressly disclaims any implied warranties of merchantability or fitness for a particular purpose, including any warranty for the use of the API with respect to its correctness, quality, accuracy, completeness, reliability, performance, timeliness, continued availability or otherwise.

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Certificate Of Completion
Envelope Id: 840BEAB8-B42F-4B82-A295-3819431FCCAE		Status: Sent
Subject: Complete with Docusign: Canary LLC - SD Trust Custodial Services Agreement (Non-Bento) (Final 1...
Client Name: BitGo Canary CSA
Agreement Status: Standard
Source Envelope:
Document Pages: 43	Signatures: 4	Envelope Originator:
Certificate Pages: 5	Initials: 0	Steve Scott
AutoNav: Enabled		2443 Ash Street
EnvelopeId Stamping: Enabled		Palo Alto, CA 94306
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		stevescott@bitgo.com
IP Address: 38.104.67.49

Record Tracking
Status: Original	Holder: Steve Scott	Location: DocuSign
2/19/2025 8:03:36 AM	stevescott@bitgo.com

Signer Events	Signature	Timestamp
Adam Sporn		Sent: 2/19/2025 8:08:14 AM
adamsporn@bitgo.com		Viewed: 2/19/2025 8:54:34 AM
Managing Director - Head of Institutional Sales		Signed: 2/19/2025 8:55:05 AM
BitGo
Security Level: Email, Account Authentication	Signature Adoption: Pre-selected Style
(None)	Using IP Address: 38.104.67.49

Electronic Record and Signature Disclosure:
Not Offered via Docusign

Steven Mcclurg		Sent: 2/19/2025 8:55:08 AM
steven@canary.capital		Viewed: 2/19/2025 8:55:26 AM
CEO		Signed: 2/19/2025 8:57:22 AM
Security Level: Email, Account Authentication
(None)	Signature Adoption: Pre-selected Style
Using IP Address: 107.119.65.28
Signed using mobile
Electronic Record and Signature Disclosure:
Accepted: 2/19/2025 8:55:26 AM
ID: 0335005d-a9fb-4864-8780-9d0b2bcc33bd

Ed Reginelli		Sent: 2/19/2025 8:57:26 AM
edreginelli@bitgo.com		Viewed: 2/19/2025 9:16:42 AM
CFO		Signed: 2/19/2025 9:16:51 AM
BitGo
Security Level: Email, Account Authentication (None)	Signature Adoption: Pre-selected Style Using IP Address: 50.175.237.86

Electronic Record and Signature Disclosure:
Not Offered via Docusign

Jody Mettler		Sent: 2/19/2025 8:57:26 AM
jodymettler@bitgo.com
BitGo New York Trust Company LLC
Security Level: Email, Account Authentication (None)

Electronic Record and Signature Disclosure:
Accepted: 9/30/2022 1:28:58 PM
ID: a0e20428-3fa8-4957-ad08-e0c0d276bb8a

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp
BitGo Trust Operations
trustoperations@bitgo.com
Security Level: Email, Account Authentication (None)
Electronic Record and Signature Disclosure:
Not Offered via Docusign

BitGo Prime
bitgoprime@bitgo.com
Security Level: Email, Account Authentication (None)
Electronic Record and Signature Disclosure:
Not Offered via Docusign

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	2/19/2025 8:08:14 AM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

Electronic Record and Signature Disclosure created on: 9/30/2022 9:15:01 AM
Parties agreed to: Steven Mcclurg, Jody Mettler

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

From time to time, BitGo (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement by selecting the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system.

Getting paper copies

At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after the signing session and, if you elect to create a DocuSign account, you may access the documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below.

Withdrawing your consent

If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below.

Consequences of changing your mind

If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us.

All notices and disclosures will be sent to you electronically

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us.

How to contact BitGo:

You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows:

To contact us by email send messages to: legal@bitgo.com

To advise BitGo of your new email address

To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must send an email message to us at sharon@bitgo.com and in the body of such request you must state: your previous email address, your new email address. We do not require any other information from you to change your email address.

If you created a DocuSign account, you may update it with your new email address through your account preferences.

To request paper copies from BitGo

To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an email to legal@bitgo.com and in the body of such request you must state your email address, full name, mailing address, and telephone number. We will bill you for any fees at that time, if any.

To withdraw your consent with BitGo

To inform us that you no longer wish to receive future notices and disclosures in electronic format you may:

i.       decline to sign a document from within your signing session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may;

ii.       send us an email to legal@bitgo.com and in the body of such request you must state your email, full name, mailing address, and telephone number. We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.

Required hardware and software

The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guide-signing-system-requirements.

Acknowledging your access and consent to receive and sign documents electronically

To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system.

By selecting the check-box next to ‘I agree to use electronic records and signatures’, you confirm that:

●	You can access and read this Electronic Record and Signature Disclosure; and
●	You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and
●	Until or unless you notify BitGo as described above, you consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you by BitGo during the course of your relationship with BitGo.